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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

6.50% Series B Cumulative Convertible Perpetual Preferred Stock, $0.01 par value per share	3,162,500	$316,250,000	$39,373.13

Class A Common Stock, $0.01 par value per share	—(2)	—	—(3)

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-210425) filed by the registrant on March 28, 2016.

(2)
An indeterminate number of shares of Class A Common Stock may be issued from time to time upon conversion of the 6.50% Series B Cumulative Convertible Perpetual Preferred Stock.

(3)
Pursuant to Rule 457(i) of the Securities Act, no separate registration fee is payable where securities and securities into which conversion is offered are registered at the same time and no additional consideration is payable upon conversion.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-210425

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 28, 2016)

2,750,000 Shares

QTS REALTY TRUST, INC.

6.50% Series B Cumulative Convertible Perpetual Preferred Stock

We are offering 2,750,000 shares of 6.50% Series B Cumulative Convertible Perpetual Preferred Stock (the "Series B convertible preferred stock"). The annual dividend on each share of Series B convertible preferred stock is $6.50 and is payable, when, as and if declared by our board of directors, quarterly in cash, in arrears, on each January 15, April 15, July 15 and October 15, commencing on October 15, 2018. Each share of Series B convertible preferred stock has a liquidation preference of $100.00 per share and is convertible, at the holder's option at any time, initially into 2.1264 shares of our Class A common stock (equal to an initial conversion price of approximately $47.03 per share), subject in each case to specified adjustments as set forth in this prospectus supplement. If a fundamental change occurs, we may be required to pay a make-whole premium on Series B convertible preferred stock converted in connection therewith, as described in this prospectus supplement.

The Series B convertible preferred stock is not redeemable by us. On or after July 20, 2023, we may, at our option, cause all outstanding shares of the Series B convertible preferred stock to be automatically converted into that number of shares of Class A common stock for each share of Series B convertible preferred stock equal to the then-prevailing conversion rate if the closing sale price of our Class A common stock equals or exceeds 150% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, including the last trading day of such 30-day period.

We have filed an application to list the Series B convertible preferred stock on the New York Stock Exchange, or NYSE, under the symbol "QTS PR B." If the application is approved, trading of the Series B convertible preferred stock is expected to begin within 30 days after the date of initial delivery of the Series B convertible preferred stock. Our Class A common stock is traded on the NYSE under the symbol "QTS." On June 20, 2018, the last sale price of our Class A common stock as reported on the NYSE was $39.19 per share.

Our charter contains restrictions on the ownership and transfer of our Series B convertible preferred stock intended to assist us in maintaining our status as a real estate investment trust for federal and/or state income tax purposes. For example, our charter generally restricts any person from actually or constructively owning more than (i) 7.5% of the outstanding shares of each series of our preferred stock (as defined in our charter), except for certain designated investment entities (including mutual funds registered under the Investment Company Act of 1940 and certain pension trusts) that may own up to 9.8% of the aggregate of the outstanding shares of our preferred stock, subject to certain conditions and (ii) 7.5% of the outstanding shares of our common stock (as defined in our charter), except for certain designated investment entities that may own up to 9.8% of the outstanding shares of our common stock, subject to certain conditions. Our Board of Directors, in its sole discretion, may exempt a person from the above Ownership Limits (as defined herein). In this regard, we have granted waivers in connection with the offering of our outstanding Series A preferred stock (as defined herein). See "Description of Our Series B convertible preferred stock — Restrictions on Ownership and Transfer" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of our Series B convertible preferred stock generally do not have any voting rights.

Investing in our Series B convertible preferred stock involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement and the risk factors beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated by reference herein.

	Per share	Total(2)
Public offering price(1)	$100.0	$275,000,000
Underwriting discounts and commissions	$3.50	$9,625,000
Proceeds, before expenses, to us	$96.50	$265,375,000

(1)
Plus accrued dividends, if any, from the original date of issuance.

(2)
Assumes no exercise of the underwriters' option to purchase additional shares as described below.

We have granted the underwriters a 30-day option to purchase up to 412,500 additional shares of our Series B convertible preferred stock on the same terms and conditions set forth above, if the underwriters sell more than 2,750,000 shares of Series B convertible preferred stock in this offering.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about June 25, 2018.

Joint Book-Running Managers

Deutsche Bank Securities	Jefferies	Morgan Stanley

The date of this prospectus supplement is June 20, 2018.

Prospectus Supplement

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our Series B convertible preferred stock. Neither we nor the underwriters (or any of our or their respective affiliates) have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the

S-i

accompanying prospectus, any applicable free writing prospectus and any document incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation by Reference" in this prospectus supplement and "Where to Find Additional Information" in the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to "we," "our," "us" and "our company" refer to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP, a Delaware limited partnership, which we refer to as the "Operating Partnership." In addition, unless the context requires otherwise, references in this prospectus supplement to our "common stock" refer to our Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share; it does not refer solely to our Class A common stock or our Class B common stock.

S-iii

 FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You also can identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  ▪
  adverse economic or real estate developments in our markets or the technology industry;

  ▪
  obsolescence or reduction in marketability of our infrastructure due to changing industry demands;

  ▪
  global, national and local economic conditions;

  ▪
  our ability to successfully execute our restructuring plan and realize its expected benefits;

  ▪
  risks related to our international operations;

  ▪
  difficulties in identifying properties to acquire and completing acquisitions;

  ▪
  our failure to successfully develop, redevelop and operate acquired properties or lines of business;

  ▪
  significant increases in construction and development costs;

  ▪
  the increasingly competitive environment in which we operate;

  ▪
  defaults on, or termination or non-renewal of, leases by customers;

  ▪
  decreased rental rates or increased vacancy rates;

  ▪
  increased interest rates and operating costs, including increased energy costs;

  ▪
  financing risks, including our failure to obtain necessary outside financing;

  ▪
  dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

  ▪
  our failure to qualify and maintain QTS' qualification as a real estate investment trust, or REIT;

  ▪
  environmental uncertainties and risks related to natural disasters;

  ▪
  financial market fluctuations; and

  ▪
  changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from

S-iv

any forward-looking statements, see the section of this prospectus supplement entitled "Risk Factors" and the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2017.

S-v

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our Series B convertible preferred stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read "Risk Factors" in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein for more information about important risks that you should consider before making a decision to invest in our Series B convertible preferred stock.

 QTS Realty Trust, Inc.

We are a leading provider of secure, compliant data center and managed services solutions. We refer to our primary data center products as Hyperscale and Hybrid Colocation. Our integrated technology platform provides flexible, scalable, and secure IT solutions for customers in the financial services, healthcare, retail, government, and technology industries. We believe that we own and operate one of the largest portfolios of multi-tenant data centers in the United States, as measured by gross square footage, and have the capacity to nearly double our raised floor without constructing or acquiring any new buildings.

We operate a portfolio of 26 data centers located throughout the United States, Canada, Europe and Asia. Within the United States, our data centers are concentrated in the markets which we believe offer the highest growth opportunities. All of our owned data centers are located in the United States. Our data centers are highly specialized, mission-critical facilities utilized by our customers to store, power and cool the server, storage, and networking equipment that support their most critical business systems and processes. We believe that our data centers are best-in-class and engineered to adhere to the highest specifications commercially available to customers, providing fully redundant, high-density power and cooling sufficient to meet the needs of the largest companies and organizations in the world. We have demonstrated a strong operating track record of "five-nines" (99.999%) reliability since QTS' inception.

QTS is a Maryland corporation formed on May 17, 2013 and is the sole general partner and majority owner of QualityTech, LP, our Operating Partnership. Substantially all of our assets are held by, and our operations are conducted through, the Operating Partnership. QTS' Class A common stock trades on the New York Stock Exchange under the ticker symbol "QTS."

The Operating Partnership is a Delaware limited partnership formed on August 5, 2009 and was QTS' historical predecessor prior to QTS's initial public offering on October 15, 2013, or the IPO, having operated the Company's business until the IPO. As of March 31, 2018, QTS owned an approximate 88.5% ownership interest in the Operating Partnership.

We believe that QTS has operated and has been organized in conformity with the requirements for qualification and taxation as a REIT commencing with its taxable year ended December 31, 2013. Our qualification as a REIT, and maintenance of such qualification, depends upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended, or the Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our stockholders and the concentration of ownership of our equity shares.

The Offering

The following is a brief summary of some of the terms of this offering. As used in this section, the terms "we," "us" or "our" refer to QTS Realty Trust, Inc. and not any of its subsidiaries. For a more complete description of our Series B convertible preferred stock, see "Description of Series B convertible preferred stock" in this prospectus supplement.

Securities Offered	2,750,000 shares of 6.50% Series B convertible preferred stock (3,162,500 shares if the underwriters exercise their option to purchase additional Series B convertible preferred stock to cover overallotments in full).
Liquidation Preference	$100.00 per share, plus accrued and unpaid dividends.
Dividends

Cumulative annual dividends of $6.50 per share payable in cash quarterly on each January 15, April 15, July 15 and October 15, commencing on October 15, 2018, when, as and if declared by the board of directors. Dividends will accumulate and be paid in arrears on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B convertible preferred stock will accumulate and be cumulative from the most recent date to which dividends have been paid, or if no dividends have been paid, from the original issue date of the Series B convertible preferred stock (expected to be June 25, 2018). Accumulated dividends on the Series B convertible preferred stock will not bear interest. See "Description of Series B Convertible Preferred Stock — Dividends."

Ranking	The Series B convertible preferred stock, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, ranks:

▪

senior to all of our common stock and all of our other capital stock issued in the future, unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the Series B convertible preferred stock;

▪

on a parity with our outstanding Series A preferred stock and any of our capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the Series B convertible preferred stock; and

▪ junior to all of our capital stock issued in the future, the terms of which expressly provide that such stock will rank senior to the Series B convertible preferred stock.

As of June 15, 2018, we have 4,280,000 outstanding shares of our 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock (liquidation preference $25.00 per share), which we refer to as our "Series A preferred stock."

Maturity

The Series B convertible preferred stock has no maturity date. Accordingly, the Series B convertible preferred stock will remain outstanding indefinitely unless you decide to convert your shares or unless we exercise our mandatory conversion right.

Conversion Rights

Each share of Series B convertible preferred stock will be convertible, at any time, at the option of the holder thereof at an initial conversion rate of 2.1264 shares of our Class A common stock per share of Series B convertible preferred stock (which represents an initial conversion price of approximately $47.03 per share of Class A common stock), subject to adjustment as described under "Description of Series B Convertible Preferred Stock — Conversion Rate Adjustment." In certain circumstances, holders of the Series B convertible preferred stock may be restricted in their ability to convert their Series B convertible preferred stock. See "Description of Series B Convertible Preferred Stock — Ownership and Transfer Restrictions."

Mandatory Conversion

At any time on or after July 20, 2023, we may at our option cause all (but not less than all) outstanding shares of the Series B convertible preferred stock to be automatically converted into Class A common stock at the then-prevailing conversion rate if the closing sale price of our Class A common stock is equal to or exceeds 150% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, including the last trading day of such 30-day period, ending on the trading day prior to our issuance of a press release announcing the mandatory conversion as described under "Description of Series B Convertible Preferred Stock — Mandatory Conversion."

Fundamental Change

If a holder converts its Series B convertible preferred stock at any time beginning at the opening of business on the trading day immediately following the effective date of a fundamental change (as described under "Description of Series B convertible preferred stock — Special Rights Upon a Fundamental Change") and ending at the close of business on the 30th trading day immediately following such effective date, the holder will automatically receive for each share of Series B Convertible Preferred Stock converted a number of shares of our Class A common stock equal to the greater of:

▪

the sum of (i) a number of shares of our Class A common stock, as described under "Description of Series B Convertible Preferred Stock — Conversion Rights" and subject to adjustment as described under "Description of Series B Convertible Preferred Stock — Conversion Rate Adjustment" and (ii) the make-whole premium, if any, described under "Description of Series B convertible preferred stock — Determination of Make-Whole Premium"; and

▪

a number of shares of our Class A common stock equal to the lesser of (i) the liquidation preference divided by the average of the daily volume-weighted average prices of our Class A common stock for ten trading days preceding the effective date of a fundamental change and (ii) 5.1020 (subject to adjustment).

Voting Rights

Except as required by law and the articles supplementary designating the Series B convertible preferred stock, the holders of Series B convertible preferred stock will have no voting rights. In the event dividends payable on the Series B convertible preferred stock are in arrears for six or more quarterly dividends, the holders of the Series B convertible preferred stock, voting as a single class with the holders of any other series of our preferred stock having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Series B convertible preferred stock has been paid in full.

In addition, subject to certain exceptions, the affirmative vote or consent of holders of at least two-thirds of the outstanding Series B convertible preferred stock will be required for: (i) the authorization, creation or issuance, or increase in the authorized or issued amount of any stock with certain rights senior to the Series B convertible preferred stock or the reclassification of any of our authorized stock into stock with such senior rights, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase stock with such senior rights or (ii) the repeal, amendment, alteration or any other change of the articles supplementary designating the Series B convertible preferred stock or our articles of amendment and restatement (our "charter") in any manner (whether by merger, consolidation or otherwise) that adversely affects the powers, preferences, or other special rights or privileges of the Series B convertible preferred stock or its holders.

Use of Proceeds

The net proceeds from this offering will be approximately $265 million ($305 million if the underwriters exercise their option to purchase additional Series B convertible preferred stock to cover overallotments in full), after deducting underwriting discounts and commissions and estimated offering expenses. We intend to contribute to our Operating Partnership the net proceeds from this offering in exchange for preferred OP units with economic rights and preferences that are substantially equivalent to the Series B convertible preferred stock. The Operating Partnership intends to use the funds contributed to it by us from the net proceeds from this offering to repay a portion of the amounts outstanding under our unsecured revolving credit facility and for other general corporate purposes. As of June 15, 2018, we had approximately $267 million outstanding under our unsecured revolving credit facility. The unsecured revolving credit facility matures on December 17, 2021 and borrowings thereunder bore interest at 3.35% per annum on a weighted average basis. See "Use of Proceeds."

Ownership and Transfer Restrictions

Our charter generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than (i) 7.5% of the outstanding shares of each series of our preferred stock (as defined in our charter), except for certain designated investment entities that may own up to 9.8% of the outstanding shares of our preferred stock, subject to certain conditions and (ii) 7.5% of the outstanding shares of our common stock (as defined in our charter), except for certain designated investment entities that may own up to 9.8% of the outstanding shares of our common stock, subject to certain conditions. If any holder of Series B convertible preferred stock exercises the right to convert Series B convertible preferred stock into our Class A common stock, to the extent that the receipt of our Class A common stock would cause the holder to exceed the Ownership Limits (as defined below), then that number of shares of Class A common stock (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the holder will not acquire any rights in such shares of Class A common stock. See "Description of Series B Convertible Preferred Stock — Restrictions on Ownership and Transfer" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus. Our board of directors, in its sole discretion, may exempt a person from the above Ownership Limits (as defined herein). In this regard, we have granted waivers in connection with the offering of our outstanding Series A Preferred Stock. See "Description of Series B Convertible Preferred Stock — Restrictions on Ownership and Transfer" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus.

U.S. Federal Income Tax Consequences

For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the Series B convertible preferred stock and any Class A common stock received upon conversion, see "United States Federal Income Tax Considerations" in this prospectus supplement. Prospective investors are urged to consult their own tax advisors regarding these matters in light of their personal investment circumstances.

Listing

We have filed an application to list the Series B convertible preferred stock on the NYSE under the symbol "QTS PR B." If the application is approved, trading of the Series B convertible preferred stock is expected to begin within 30 days after the date of initial delivery of the Series B convertible preferred stock.

Book Entry, Delivery and Form

The Series B convertible preferred stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of the Depository Trust Company.

Risk Factors

You should carefully consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" as well as the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our Series B convertible preferred stock.

Class A Common Stock	Our Class A common stock is listed for trading on the NYSE under the symbol "QTS."

RISK FACTORS

Investing in our Series B convertible preferred stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as other information and data set forth in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein before making an investment decision with respect to our Series B convertible preferred stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, liquidity and results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our Series B convertible preferred stock. Some statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, including statements in the following risk factors, constitute forward-looking statements. See "Forward-Looking Statements."

Risks Related to this Offering

Our Series B convertible preferred stock is subordinate to our debt, and your interests could be diluted by the issuance of additional preferred stock, including additional Series B convertible preferred stock, and by other transactions.

Our Series B convertible preferred stock is subordinate to all of our and our subsidiaries' existing and future debt. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders. Our charter currently authorizes the issuance of up to 49,867,000 shares of preferred stock in one or more classes or series. As of March 31, 2018, we had 4,280,000 shares of preferred stock issued and outstanding. Subject to limitations prescribed by Maryland law and our charter, the board of directors is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such classes or series as our board of directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional preferred stock on parity with or senior to our Series B convertible preferred stock would dilute the interests of the holders of our Series B convertible preferred stock, and any issuance of preferred stock senior to our Series B convertible preferred stock or of additional indebtedness could affect our ability to pay dividends on or pay the liquidation preference on our Series B convertible preferred stock. Other than as described under "Description of Series B Convertible Preferred Stock — Special Rights Upon a Fundamental Change," none of the provisions relating to our Series B convertible preferred stock contain any terms relating to or limiting our ability to incur indebtedness or affording the holders of our Series B convertible preferred stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might materially and adversely affect the holders of our Series B convertible preferred stock.

We have incurred significant outstanding indebtedness that exposes us to the risk of default under our debt obligations, which could adversely impact our ability to meet our obligations under our Series B convertible preferred stock.

As of March 31, 2018, our consolidated indebtedness outstanding was approximately $1.2 billion. We may incur additional debt for various purposes, including, without limitation, to fund development of our data centers, for future acquisitions and other operational needs. Our outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including making it more difficult for us to pay quarterly dividends on our Series B convertible preferred stock.

Our outstanding debt obligations restrict our ability to pay dividends on our Series B convertible preferred stock.

We and our subsidiaries are, and may in the future become, parties to agreements and instruments, which, among other things, restrict the payment of dividends on, our capital stock, including our Series B convertible preferred stock. For example, our unsecured credit facility and the indenture governing our 4.750% Senior Notes due 2025 (the "Senior Notes") contain provisions that may limit the Operating Partnership's ability to make distributions to QTS and as a result, QTS' ability to make distributions to its stockholders, including the holders of Series B convertible preferred stock. In particular, under our unsecured credit facility we generally are not permitted to make distributions if an event of default has occurred thereunder or otherwise in excess of (i) 95% of our "Funds from Operations" (as defined in the agreement) and (ii) the amount required for us to qualify as a REIT. Furthermore, the indenture governing our Senior Notes generally restricts the Operating Partnership from making distributions on its partnership interests (including distributions to QTS to enable QTS to pay dividends on its outstanding capital stock), subject to various exceptions, but specifically permits the payment of cash dividends or distributions on preferred equity so long as at the time of any such dividend or distribution, (a) we are not in default under the indenture and will not be in default under the indenture as a result of such distribution, and (b) the Operating Partnership's interest coverage ratio (calculated as Consolidated EBITDA to Consolidated Interest Expense, as such terms are defined in the indenture) is greater than or equal to 2.0 to 1.0. However, a decline in our operations or an increase in our consolidated interest expense, or any combination thereof, could cause our Operating Partnership's interest coverage ratio to fall below 2.0 to 1.0, which would prevent the Operating Partnership from making distributions to us (and our payment of dividends on our capital stock, including the Series B convertible preferred stock), unless such distributions were permitted by another exception to the restrictions on distributions in the indenture. If this were to occur, or if we were to experience a decline in our funds from operations, or if a default or an event of default occurs under our unsecured credit facility or our indenture, we may be unable to pay dividends on our Series B convertible preferred stock. Therefore, our inability to meet the various financial and operating covenants contained in our debt instruments could limit our ability to make dividend payments to the holders of our Series B convertible preferred stock.

There is no established trading market for the Series B convertible preferred stock and listing on the NYSE does not guarantee a market for the Series B convertible preferred stock.

Our Series B convertible preferred stock is a new issue of securities with no established trading market. We intend to file an application to list our Series B convertible preferred stock on the NYSE under the symbol "QTS PR B," but there can be no assurance that the NYSE will approve the Series B convertible preferred stock for listing or, if approved, the actual date when the listing will occur. Even if the Series B convertible preferred stock were to be listed, an active trading market on the NYSE for our Series B convertible preferred stock may not develop or, if it does develop, may not last, in which case the market price of our Series B convertible preferred stock could be adversely affected. If an active trading market does develop on the NYSE, our Series B convertible preferred stock may trade at prices lower than the initial offering price. In addition, we have been advised by the underwriters that they intend to make a market in our Series B convertible preferred stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

The price of our Class A common stock may fluctuate significantly, which will affect the price of the Series B convertible preferred stock and may make it difficult for you to resell the Series B convertible preferred stock or Class A common stock issuable upon conversion of the Series B convertible preferred stock when you want or at prices you find attractive.

We expect that the market price of our Class A common stock will fluctuate for many reasons, including: our financial condition, performance and prospects; general economic and financial market conditions; changes in estimates by analysts; the market for similar securities issued by real estate investment trusts;

and our ability to meet analysts' estimates. The market price of our Class A common stock also may be affected by future sales of our securities, including additional issuances of Class A common stock and securities convertible into Class A common stock. In addition, the stock markets in general and companies operating in the real estate industry have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These factors, among others, could significantly depress the trading price of our Class A common stock. Because the Series B convertible preferred stock is convertible into shares of our Class A common stock, volatility or depressed prices for our Class A common stock could have a similar effect on the trading price of the Series B convertible preferred stock. Holders who receive Class A common stock pursuant to the terms of the Series B convertible preferred stock also will be subject to the risk of volatility and depressed prices.

Market interest rates may affect the price of our Series B convertible preferred stock.

One of the factors that will influence the price of our Series B convertible preferred stock will be the dividend yield on our Series B convertible preferred stock relative to market interest rates. An increase in market interest rates could cause the market price of Series B convertible preferred stock to go down. The trading price of the shares of our Series B convertible preferred stock also will depend on many other factors, which may change from time to time, including:

  ▪
  the market for similar securities;

  ▪
  the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

  ▪
  government action or regulation;

  ▪
  general economic conditions or conditions in the financial or real estate markets; and

  ▪
  our financial condition, performance and prospects.

The Series B convertible preferred stock will rank equally as to dividend rights and rights upon liquidation with our outstanding Series A preferred stock, and we may issue additional series of preferred stock that rank equally to the Series B convertible preferred stock as to dividend rights, rights upon liquidation or voting rights.

As of June 15, 2018, we have 4,280,000 outstanding shares of Series A preferred stock ($107 million in aggregate liquidation value) which will rank equally with the Series B convertible preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs. We also are allowed to issue additional series of preferred stock that would rank equally to the Series B convertible preferred stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our charter and the Articles Supplementary setting forth the terms of the Series B convertible preferred stock. The issuance of additional shares of preferred stock could have the effect of reducing the amounts available to the Series B convertible preferred stock issued in this offering upon our liquidation, dissolution or winding up of our affairs. It also may reduce dividend payments on the Series B convertible preferred stock if we do not have sufficient funds to pay dividends on all Series B convertible preferred stock outstanding and other classes of stock with equal priority with respect to dividends.

Future issuances and sales of preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B convertible preferred stock and our Class A common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Ownership limitations in our charter and the articles supplementary designating the Series B convertible preferred stock may impair the ability of holders to convert Series B convertible preferred stock into our Class A common stock.

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person (other than a person who has been granted an exception) may beneficially or constructively own more than (i) 7.5% of the outstanding shares of each series of our preferred stock (as defined in our charter), except for certain designated investment entities (including mutual funds registered under the Investment Company Act of 1940 and certain pension trusts) that may own up to 9.8% of the outstanding shares of our preferred stock, subject to certain conditions and (ii) 7.5% of the outstanding shares of our common stock (as defined in our charter), except for certain designated investment entities that may own up to 9.8% of the outstanding shares of our common stock, subject to certain conditions. For this purpose, all options, warrants, convertible securities (including the Series B convertible preferred stock) and other rights to acquire our Class A common stock will be treated as if all such rights had been exercised. Notwithstanding any other provision of the Series B convertible preferred stock, if any holder of Series B convertible preferred stock exercises the right to convert Series B convertible preferred stock into our Class A common stock, to the extent that receipt of our Class A common stock would cause the holder to exceed the Ownership Limits contained in our charter and in the articles supplementary designating the Series B convertible preferred stock, then that number of shares of Class A common stock (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the holder will not acquire any rights in such shares of Class A common stock. See "Description of Series B Convertible Preferred Stock — Restrictions on Ownership and Transfer" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our Series B convertible preferred stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of our Series B convertible preferred stock.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock.

If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B convertible preferred stock and may result in dilution to owners of the Series B convertible preferred stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future offerings. Thus holders of the Series B convertible preferred stock will bear the risk of our future offerings reducing the market price of the Series B convertible preferred stock and diluting the value of their holdings in us.

As a holder of our Series B convertible preferred stock you have extremely limited voting rights.

Your voting rights as a holder of Series B convertible preferred stock will be extremely limited. Our Class A common stock and Class B common stock are the only classes of our capital stock carrying full voting rights. Voting rights for holders of Series B convertible preferred stock exist primarily with respect to the ability to appoint two additional directors to our board of directors (voting together as a class with holders of any other series of parity preferred stock upon which those voting rights have been conferred and are exercisable) in the event that six quarterly dividends (whether or not consecutive) payable on our Series B convertible preferred stock are in arrears, and with respect to voting on amendments to our charter or our Articles Supplementary establishing the Series B convertible preferred stock that materially and adversely affect the rights of Series B convertible preferred stock holders or create additional classes or series of preferred stock that are senior to our Series B convertible preferred stock. See "Description of Series B Convertible Preferred Stock — Voting Rights" below. Other than the limited circumstances described in this prospectus supplement, holders of Series B convertible preferred stock will not have any voting rights.

The conversion rate of the Series B convertible preferred stock may not be adjusted for all dilutive events that may occur.

As described under "Description of Series B Convertible Preferred Stock — Conversion Rate Adjustment," we will adjust the conversion rate of the Series B convertible preferred stock for certain events, including, among others:

  ▪
  the issuance of stock dividends on our common stock;

  ▪
  the issuance of certain rights, options or warrants;

  ▪
  the distribution of capital stock, indebtedness or assets, securities or property;

  ▪
  certain subdivisions and combinations of our capital stock;

  ▪
  certain cash dividends on our common stock; and

  ▪
  certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of common stock for cash or in connection with an acquisition, which may adversely affect the trading price of the Series B convertible preferred stock or our Class A common stock. If we engage in any of these types of transactions, the value of the Class A common stock into which the Series B convertible preferred stock may be convertible may be diluted. In addition, it is possible that an event will adversely affect the value of the Series B convertible preferred stock or Class A common stock but does result in an adjustment to the conversion rate.

The additional shares of our Class A common stock payable on our Series B convertible preferred stock in connection with a fundamental change may not adequately compensate you for the lost option time value of your shares of our Series B convertible preferred stock or otherwise make you whole as a result of such fundamental change.

If a fundamental change occurs, you may be entitled to receive, in certain circumstances, in addition to the number of shares equal to the applicable conversion rate, an additional number of shares upon conversion as described under "Description of Series B Convertible Preferred Stock — Determination of Make-Whole Premium." The number of additional shares of our Class A common stock will be determined based on the date on which the fundamental change becomes effective, and the price paid per share of Class A common stock in the fundamental change transaction as described under "Description of Series B Convertible Preferred Stock — Special Rights Upon a Fundamental Change." While the additional shares of our Class A common stock upon conversion are designed to compensate you for the lost option time value of your shares of Series B convertible preferred stock as a result of the fundamental change, the increase is only an approximation of this lost value and may not adequately compensate you for your loss.

In addition, in certain other circumstances involving a fundamental change, you may be entitled to receive a number of shares of our Class A common stock for each share of Series B convertible preferred stock you convert equal to the lesser of (i) the liquidation preference divided by the Market Value (as defined below) of our Class A common stock on the effective date of the fundamental change and (ii) 5.1020 shares of Class A common stock (subject to adjustment) as described under "Description of Series B Convertible Preferred Stock — Special Rights Upon a Fundamental Change." To the extent the Market Value of our Class A common stock is less than $19.60 per share (which is approximately 50% of the per-share closing sale price of our Class A Class A common stock on June 20, 2018) at the time of such a fundamental change, the number of shares receivable by you upon conversion in such circumstances will be limited by the 5.1020 share cap, and the value of the shares received by you will likely be less than $100 per share of Series B convertible preferred stock.

Further, the fundamental change provisions will not afford protection to holders of the Series B convertible preferred stock in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, the holders of the Series B convertible preferred stock would not have the rights described under "Description of Series B Convertible Preferred Stock — Special Rights Upon a Fundamental Change," even though each of these transactions could significantly increase the amount of our leverage, or otherwise adversely affect our capital structure, thereby adversely affecting the holders of the Series B convertible preferred stock.

Our obligation to issue shares in excess of the conversion rate in connection with a fundamental change as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

The value of the conversion right associated with the Series B convertible preferred stock may be substantially decreased or eliminated if we are party to a merger, consolidation, or other similar transaction.

If we are party to a consolidation, merger, share exchange or sale or lease of all or substantially all of our assets pursuant to which our common shares are converted into the right to receive cash, securities or other property, at the effective time of the transaction, the right to convert the Series B convertible preferred stock into our common shares will be changed into a right to convert such shares into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its shares of Series B convertible preferred stock immediately prior to the transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Series B convertible preferred stock in the future. For example, if all of our outstanding common shares were acquired for cash in a merger transaction, each of the shares of Series B convertible preferred stock would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Class A common stock and the Series B convertible preferred stock.

Except as described under "Underwriting" with respect to the lock-up arrangements that we will be subject to for a short period of time following this offering, we are not restricted from issuing additional Class A common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock, or additional preferred stock. The issuance of additional shares of our Class A common stock upon conversion of the Series B convertible preferred stock or other issuances of our Class A common stock or convertible securities, including outstanding options, or otherwise will dilute the ownership interest of our Class A common stockholders and could have a dilutive effect on earnings per share of our Class A common stock and funds from operations per share of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock or other equity-related securities in the public market could depress the market price of the Series B convertible preferred stock, our Class A common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Class A common stock or other equity-related securities would have on the market price of our Class A common stock or the value of the Series B convertible preferred stock. The price of our Class A common stock could be affected by sales of our Class A common stock by investors who view the Series B convertible preferred stock as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our Class A common stock as a result of this offering. The hedging or arbitrage could, in turn, affect the market price of the Series B convertible preferred stock.

If you hold shares of our Series B convertible preferred stock, you will not be entitled to any rights with respect to our Class A common stock, but you will be subject to all changes made with respect to our Class A common stock.

If you hold shares of our Series B convertible preferred stock, you will not be entitled to any rights with respect to our Class A common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A common stock), but you will be subject to all changes affecting the Class A common stock. You will have rights with respect to our Class A common stock only if and when we deliver shares of Class A common stock to you upon conversion of your shares of Series B convertible preferred stock and, in certain cases, under the conversion rate adjustments applicable to our Series B convertible preferred stock.

Provisions in the articles supplementary designating the Series B convertible preferred stock or our organizational documents could delay or prevent a change in control of our company, which could adversely affect the price of our Class A common stock and the Series B convertible preferred stock.

If a fundamental change occurs, we may be required to increase the number of shares issuable upon conversion of the Series B convertible preferred stock as described under "Description of Series B Convertible Preferred Stock — Determination of Make-Whole Premium" and "Description of Series B Convertible Preferred Stock — Special Rights Upon a Fundamental Change." In addition, our charter and bylaws contain other provisions that may delay, defer or prevent a change in control of our company, even if such a change in control may be in your interest, such as the ability of our board to issue additional shares of common and preferred stock, amend our charter to increase the aggregate number of shares of our common stock or the number of shares of stock of any class or series that we have authority to issue, classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. Provisions like these, as well as certain terms in our credit facilities and other indebtedness, could reduce the market value of our Class A common stock or the Series B convertible preferred stock and inhibit or discourage takeover attempts, even where a takeover could be beneficial to you.

Regulatory actions may adversely affect the trading price and liquidity of the Series B convertible preferred stock.

Investors in, and potential purchasers of, the Series B convertible preferred stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Series B convertible preferred stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Series B convertible preferred stock to conduct a convertible arbitrage strategy with respect to the Series B convertible preferred stock. This could, in turn, adversely affect the trading price and liquidity of the Series B convertible preferred stock.

An adverse rating of the Series B convertible preferred stock may cause their trading price to decrease.

If a rating agency rates the Series B convertible preferred stock, it may assign a rating that is lower than anticipated, and any rating may be lowered in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the Series B convertible preferred stock could significantly decline.

You may have taxable income if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

We will adjust the conversion rate of the Series B convertible preferred stock for stock splits and combinations, stock dividends, certain cash dividends and certain other events that affect our capital structure. See "Description of Series B Convertible Preferred Stock — Conversion Rate Adjustment." If we adjust the conversion rate, or if we fail to make certain adjustments, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. In the case of a non-United States holder, we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series B convertible preferred stock. See "United States Federal Income Tax Considerations" in this prospectus supplement.

USE OF PROCEEDS

We expect the net proceeds to us from the sale of the Series B convertible preferred stock in this offering, after deducting related underwriting discounts and commissions and other estimated offering expenses, will be approximately $265 million (approximately $305 million if the underwriters exercise their option to purchase additional Class B convertible preferred stock to cover overallotments in full).

We intend to contribute to our Operating Partnership the net proceeds from this offering in exchange for Preferred OP units with economic rights and preferences that are substantially equivalent to the Series B convertible preferred stock. The Operating Partnership intends to use the net proceeds from funds contributed to it by us from this offering to repay a portion of the amounts outstanding under our unsecured revolving credit facility and for other general corporate purposes.

As of June 15, 2018, we had approximately $267 million outstanding under our unsecured revolving credit facility. The unsecured revolving credit facility matures on December 17, 2021 (which maturity may be extended for an additional one year at our option subject to certain conditions). Amounts outstanding under our unsecured revolving credit facility bear interest at a variable rate equal to, at our election, one-month LIBOR or a base rate, plus a spread, depending upon our leverage ratio, from 1.55% to 2.15% for LIBOR loans and 0.55% to 1.15% for base rate loans. As of March 31, 2018, the weighted average interest rate for amounts outstanding under the unsecured revolving credit facility was 3.35% per annum.

Affiliates of certain of the underwriters are lenders under our unsecured revolving credit facility. As described above, the Operating Partnership will use the funds contributed to it by us from the net proceeds from this offering to repay a portion of the borrowings outstanding under our unsecured revolving credit facility. As a result, such affiliates will receive their proportionate share of the borrowings under the unsecured revolving credit facility that are so repaid.

Pending application of the cash proceeds, we will invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities, in a manner that is consistent with our intention to qualify as a REIT.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for each of the periods presented. For purposes of determining the ratio of earnings to combined fixed charges and preferred dividends, "earnings" consist of net income before income taxes before adjustment for noncontrolling interests in the Operating Partnership, fixed charges and distributed income of equity investees, less capitalized interest and noncontrolling interest in pre-tax earnings of consolidated subsidiaries with no fixed charges. "Combined fixed charges and preferred dividends" consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, the portion of rent expense deemed to be the equivalent of interest and preferred stock dividends.

	For the three months ended March 31, 2018(1)
			Year ended December 31,
			2017(1)		2016(1)	2015(1)	2014(1)	2013(2)
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	0.40	(3)	0.50	(3)	1.09	1.14	1.57	—	(3)
Pro forma Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(4)	0.36		0.43		—	—	—	—

(1)
Consolidated results for the three months ended March 31, 2018 and the years ended December 31, 2017, 2016, 2015 and 2014 are the same for both QTS Realty Trust, Inc. and QualityTech, LP.

(2)
Due to the timing of the initial public offering of QTS Realty Trust, Inc., which was completed on October 15, 2013, ratio of earnings to fixed charges for the year ended December 31, 2013 reflect the ratio of earnings to fixed charges for QTS Realty Trust, Inc. with its historical predecessor, QualityTech, LP.

(3)
The shortfall of earnings (loss) to fixed charges for the year ended December 31, 2013 was approximately $0.3 million. The shortfall of earnings (loss) to fixed charges for the year ended December 31, 2017 was approximately $22.6 million. The shortfall of earnings (loss) to combined fixed charges and preferred dividends for the three months ended March 31, 2018 was approximately $8.3 million.

(4)
The pro forma ratio of earnings to combined fixed charges and preferred dividends for the three months ended March 31, 2018 and year ended December 31, 2017 assumes that the Series B Convertible Preferred Stock was issued on January 1, 2018 and January 1, 2017, respectively, and that proceeds from the Series B Convertible Preferred Stock were used as described in the "Use of Proceeds" section of this prospectus supplement. The pro forma shortfall of earnings to combined fixed charges and preferred dividends for the three months ended March 31, 2018 was approximately $10.0 million. The pro forma shortfall of earnings to combined fixed charges and preferred dividends for the year ended December 31, 2017 was approximately $30.0 million.

DESCRIPTION OF SERIES B CONVERTIBLE PREFERRED STOCK

The following is a summary of certain provisions of the articles supplementary designating the Series B convertible preferred stock. As used in this section, the terms "we," "us" or "our" refer to QTS Realty Trust, Inc. and not any of its subsidiaries. Please read "Description of Common Stock," "Description of Preferred Stock" and "Certain Provisions of Maryland Law and our Charter and Bylaws" in the accompanying prospectus for a description of general terms applicable to the Series B convertible preferred stock, a description of our Class A common stock and certain provisions of our charter and bylaws and Delaware law.

General

Our charter provides that we may issue up to 49,867,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to increase or decrease the number of authorized shares of preferred stock without stockholder approval. As of June 15, 2018, we have 4,280,000 outstanding shares of our 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock (liquidation preference $25.00 per share), which we refer to as our "Series A preferred stock."

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our board of directors or a duly authorized committee thereof.

Prior to the closing of this offering, we will supplement our charter to classify 3,162,500 shares of our authorized preferred stock as Series B convertible preferred stock and authorize the issuance thereof. When issued, our Series B convertible preferred stock will be validly issued, fully paid and non-assessable. The holders of Series B convertible preferred stock will have no preemptive rights with respect to any shares of our stock or any of our other securities convertible into or carrying rights or options to purchase any shares of our stock.

Our Series B convertible preferred stock will not be subject to any sinking fund. Unless converted, our Series B convertible preferred stock will have a perpetual term, with no maturity.

The Articles Supplementary establishing our Series B convertible preferred stock permit us to "reopen" this series, without the consent of the holders of our Series B convertible preferred stock, in order to issue additional shares of Series B convertible preferred stock from time to time. Thus, we may in the future issue additional shares of Series B convertible preferred stock without your consent. Any additional shares of Series B convertible preferred stock will have the same terms as the shares of Series B convertible preferred stock being issued in this offering. These additional shares of Series B convertible preferred stock will, together with the shares of Series B convertible preferred stock being issued in this offering, constitute a single series of securities.

Ranking

The Series B convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

  ▪
  senior to all classes of our common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Series B convertible preferred stock (which we refer to as the "Issue Date"), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "Junior Stock");

  ▪
  on a parity, in all respects, with our outstanding Series A preferred stock and any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series B convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "Parity Stock"); and

  ▪
  junior to each class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series B convertible preferred stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "Senior Stock").

The Series B convertible preferred stock will rank on a parity with our Series A preferred stock. While any shares of Series B convertible preferred stock are outstanding, we may not authorize or issue any class or series of Senior Stock (or any security convertible into Senior Stock) without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series B convertible preferred stock.

Without the consent of any holder of Series B convertible preferred stock, however, we may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock. See "— Voting Rights" below.

Dividends

Holders of shares of Series B convertible preferred stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for payment of dividends, cumulative cash dividends at a rate per annum of 6.50% per share on the liquidation preference of $100.00 per share of Series B convertible preferred stock (equivalent to $6.50 per annum per share). Dividends on the Series B convertible preferred stock will be payable in cash quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2018 (each, a "Dividend Payment Date") at such annual rate, and shall accumulate from the most recent date to which dividends have been paid, or if no dividends have been paid, from the original issue date of the Series B convertible preferred stock (expected to be June 25, 2018).

Dividends will be payable to holders of record as they appear in our share records at the close of business on the March 31, June 30, September 30 and December 31 immediately preceding each Dividend Payment Date (each, a "Record Date"). Unpaid dividends on shares of Series B convertible preferred stock will not bear interest. Dividends payable on the Series B convertible preferred stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by us or on our behalf (except by conversion into or exchange for shares of

Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)) unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series B convertible preferred stock and all classes or series of our capital stock ranking on a parity with the Series B convertible preferred stock as to dividends ("Dividend Parity Stock") for all dividend payment periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition. The foregoing restriction will not limit our acquisition of shares of our common stock solely to the extent necessary to preserve our status as a real estate investment trust for U.S. federal income tax purposes.

Notwithstanding the immediately preceding paragraph, if full dividends have not been paid on the Series B convertible preferred stock and any Dividend Parity Stock, dividends may be declared and paid on the Series B convertible preferred stock and such Dividend Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series B convertible preferred stock and such Dividend Parity Stock will in all cases bear to each other the same ratio that the sum of the liquidation preference per share plus accumulated and unpaid dividends per share on the shares of the Series B convertible preferred stock and such Dividend Parity Stock bear to each other.

Holders of shares of the Series B convertible preferred stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

Any dividend, distribution or other payment required to be made on any day that is not a Business Day (which, as used herein, means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close) shall be made on the next succeeding Business Day without interest or additional payment for such delay.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, each holder of Series B convertible preferred stock will be entitled to receive and to be paid out of our assets legally available for distribution to our stockholders, before any payment or distribution is made to holders of Junior Stock (including our common stock), a liquidation preference of $100.00 per share (the "liquidation preference"), plus unpaid accrued and accumulated dividends on the shares to the date fixed for liquidation, dissolution or winding-up of our affairs. If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the amounts payable with respect to the liquidation preference of the Series B convertible preferred stock and all Parity Stock are not paid in full, the holders of the Series B convertible preferred stock and the Parity Stock will share ratably in any distribution of our assets in proportion to the respective amounts that would be payable to such holders if our assets were sufficient to permit payment in full. Holders of the Series B convertible preferred stock will be entitled to notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 calendar days and not more than 60 calendar days prior to the distribution payment date. After payment of the full amount of the liquidation preference and unpaid accrued and accumulated dividends to which they are entitled, the holders of the Series B convertible preferred stock will have no right or claim to any of our remaining assets. Neither our consolidation nor our merger with or into any other corporation, nor the voluntary sale, lease or conveyance of all or substantially all of our property or business, shall be deemed to constitute a liquidation, dissolution or winding up of our affairs. The articles supplementary designating the Series B convertible preferred stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series B convertible preferred stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Series B convertible preferred stock will have no voting rights except as set forth below or as otherwise required by law from time to time.

Whenever dividends on any Series B convertible preferred stock are in arrears for six or more quarterly dividends (whether or not consecutive), the number of directors then constituting our board of directors will increase by two (if not already increased by reason of a similar arrearage with respect to any Parity Voting Preferred (as defined below)). In the event of such an increase in the number of directors, the holders of the Series B convertible preferred stock will be entitled to vote (voting separately as a class with holders of all other series of our preferred stock ranking on a parity with the Series B convertible preferred stock as to dividends or upon liquidation upon which like voting rights have been conferred and are exercisable (collectively, "Parity Voting Preferred")), in order to fill the vacancies thereby created, for the election of a total of two additional directors (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 25% of the Series B convertible preferred stock or by holders of any such other series of Parity Voting Preferred (unless such request is received less than 90 days before the date fixed for the next annual meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the Series B convertible preferred stock for the past dividend periods and the dividend for the then current dividend period either have been fully paid or have been declared and a sum sufficient for the payment thereof set aside for payment. The Preferred Stock Directors will be elected by a plurality of the votes cast in the election for a one-year term, and each Preferred Stock Director will serve until his successor is duly elected and qualified or until the director's right to hold the office terminates, whichever occurs earlier. If there is a vacancy in the office of a Preferred Stock Director, then the vacancy may only be filled by a vote of the holders of the outstanding shares of Series B convertible preferred stock when they have the voting rights described above (voting separately as a class with all series of Parity Voting Preferred upon which like voting rights have been conferred and are exercisable). Each Preferred Stock Director will be entitled to one vote (two votes in the aggregate for the Preferred Stock Directors) on any matter with respect to which our board of directors votes.

Such voting rights and the terms of the directors so elected in respect of the Series B convertible preferred stock will continue until such time as the dividend arrearage on the Series B convertible preferred stock has been paid in full and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. Upon the termination of such voting rights, the term of office for any directors appointed by the Series B convertible preferred stockholders and any Parity Voting Preferred will terminate and the size of our board of directors will decrease accordingly. Such voting rights will re-vest in the event that thereafter dividends on any Series B convertible preferred stock are once again in arrears for six or more quarterly dividends (whether or not consecutive).

Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B convertible preferred stock when they have the voting rights described above (voting separately as a class with all series of Parity Voting Preferred upon which like voting rights have been conferred and are exercisable).

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Series B convertible preferred stock will be required for: (i) the authorization, creation or issuance, or increase in the authorized or issued amount of any Senior Stock or the reclassification of any of our authorized stock into Senior Stock, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any Senior Stock or (ii) the repeal, amendment, alteration or any other change of the articles supplementary designating the Series B convertible preferred stock or our charter (as each may then be amended) in any manner (whether by merger, consolidation or otherwise) that adversely affects the powers, preferences, or other special rights or privileges of the Series B convertible preferred stock or its holders, except that increases in the amount of our authorized preferred stock, the creation or issuance of other series of Parity Stock or of Junior Stock, or any increase in the amount of authorized shares of Parity Stock or Junior Stock will not require the consent of the holders of the Series B convertible preferred stock, and will not be deemed to affect adversely the powers, preferences, or other special rights or privileges of the holders of the Series B convertible preferred stock.

The immediately foregoing paragraph notwithstanding, in the event of a merger or consolidation involving us, a sale of all or substantially all of the assets of us or of us and our subsidiaries on a consolidated basis or a statutory share exchange (any such transaction, an "Extraordinary Transaction"), so long as (a) the Series B convertible preferred stock remains outstanding following consummation of such Extraordinary Transaction with the terms thereof materially unchanged, taking into account that, upon the occurrence of such an Extraordinary Transaction, we may not be the surviving entity (in which case, the Series B convertible preferred stock may be converted into or exchanged for preferred stock of the surviving entity having terms materially the same as the Series B convertible preferred stock) and, if applicable, with any changes to the terms of the Series B convertible preferred stock required pursuant to and made in compliance with the provisions described under "— Recapitalizations, Reclassifications and Changes of our Class A Common Stock" in connection with such Extraordinary Transaction and (b) if such transaction also constitutes a fundamental change, the provisions under "— Special Rights Upon a Fundamental Change" are complied with, then the occurrence of such Extraordinary Transaction shall not be deemed to adversely affect the powers, preferences, or other special rights or privileges of the Series B convertible preferred stock or its holders and in such case such holders shall not have any voting rights with respect to the occurrence of such Extraordinary Transaction pursuant to clause (ii) of the immediately preceding paragraph.

In all cases in which the holders of Series B convertible preferred stock shall be entitled to vote, each share of Series B convertible preferred stock shall be entitled to one vote, unless outstanding Parity Voting Preferred has similar vested and continuing voting rights, in which case the number of votes that each share of Series B convertible preferred stock and any Parity Voting Preferred participating in the votes described above shall have shall be one vote for each $25.00 of liquidation preference.

Redemption

The Series B convertible preferred stock is not redeemable by us and has no fixed maturity. However, under certain circumstances, we may at our option cause all outstanding shares of the Series B convertible preferred stock to be automatically converted into shares of common stock as described below under "— Mandatory Converison."

Subject to applicable law, we may purchase Series B convertible preferred stock, at any time, in the open market, by tender or by private agreement. Any Series B convertible preferred stock that we reacquire will be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Conversion Rights

Each share of Series B convertible preferred stock will be convertible, at any time, at the option of the holder thereof at an initial conversion rate of 2.1264 shares of our Class A common stock per share of Series B convertible preferred stock (the "Conversion Rate") (which represents an initial conversion price of approximately $47.03 per share of Class A common stock). The Conversion Rate, and thus the conversion price, will be subject to adjustment as described below under "— Conversion Rate Adjustment."

The holders of shares of Series B convertible preferred stock at the close of business on a Record Date will be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following that Record Date or our default in payment of the dividend due on that Dividend Payment Date. However, shares of Series B convertible preferred stock surrendered for conversion at the option of the holder during the period between the close of business on any Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on that Dividend Payment Date. A holder of shares of Series B convertible preferred stock on a Record Date who (or whose transferee) surrenders any shares for conversion on the corresponding Dividend Payment Date will receive the dividend payable by us on the Series B convertible preferred stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series B convertible preferred stock for conversion. Except as provided above with respect to a voluntary conversion and as provided under "— Mandatory Conversion" and "— Special Rights upon a Fundamental Change," we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Class A common stock issued upon conversion.

The articles supplementary designating the Series B convertible preferred stock will require that we at all times reserve and keep available for issuance upon conversion of the Series B convertible preferred stock a sufficient number of authorized and unissued shares of our Class A common stock to permit the conversion of all outstanding shares of Series B convertible preferred stock and that we take all action required to increase the authorized number of shares of Class A common stock if at any time there are insufficient unissued shares of Class A common stock to permit such reservation or to permit the conversion of all outstanding shares of Series B convertible preferred stock.

In addition, the articles supplementary designating the Series B convertible preferred stock will provide that any Class A common stock issued upon conversion of the Series B convertible preferred stock will be validly issued, fully paid and non-assessable and that we will use our reasonable best efforts to list the Class A common stock required to be delivered upon conversion of the Series B convertible preferred stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Class A common stock is listed at the time of delivery.

Restrictions on Ownership and Transfer

Your right to convert Series B convertible preferred stock into Class A common stock and your right to the benefits of the Series B convertible preferred stock will be subject to the ownership and transfer restrictions of our charter and the articles supplementary setting forth the terms of the Series B convertible preferred stock. See "Restrictions on Ownership and Transfer" in the accompanying prospectus.

With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than (i) 7.5% of the outstanding shares of each series of our preferred stock (as defined in our charter), except for certain designated investment entities (including mutual funds registered under the Investment Company Act of 1940 and certain pension trusts) that may own up to 9.8% of the outstanding shares of our preferred stock, subject to certain conditions and (ii) 7.5% of the outstanding shares of our common stock (as defined in our charter), except for certain designated investment entities that may own up to 9.8% of the outstanding shares of our common stock, subject to certain conditions (together, the "Ownership Limits"). Consequently, if any holder of Series B convertible preferred stock exercises the right to convert Series B convertible preferred stock into our Class A common stock, to the extent that receipt of our Class A common stock would cause the holder to exceed the Ownership Limits contained in our charter and in the articles supplementary designating the Series B convertible preferred stock, then that number of shares of Class A common stock (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the holder will not acquire any rights in such shares of Class A common stock.

Our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Our board of directors, in its sole discretion, may exempt a person from the above Ownership Limits. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representation, covenant and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our qualification as a REIT. In this regard, we have granted waivers in connection with the offering of our outstanding Series A Preferred Stock.

In addition to the Ownership Limits discussed above, the Series B convertible preferred stock is subject to the transfer restrictions set forth in the articles supplementary. Generally, the articles supplementary prohibit the transfer of Series B convertible preferred stock which, if effective, would result in any person beneficially or constructively owning Series B convertible preferred stock in excess, or in violation, of the transfer or ownership limitations. In that event, then that number of Series B convertible preferred stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares of Series B convertible preferred stock. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer.

Conversion Procedures

On the date of any conversion at the option of the holders, if a holder's interest is a beneficial interest in a global certificate representing Series B convertible preferred stock, the holder must comply with the Depositary's procedures for converting a beneficial interest in a global security. The Depositary Trust Company initially will act as Depositary.

If a holder's interest is in certificated form, a holder must do each of the following in order to convert:

  ▪
  complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

  ▪
  surrender the shares of Series B convertible preferred stock to the conversion agent;

  ▪
  if required, furnish appropriate endorsements and transfer documents;

  ▪
  if required, pay any stock transfer, documentary, stamp or similar taxes not payable by us; and

  ▪
  if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such holder is entitled.

The date on which a holder complies with the foregoing procedures is the "conversion date." We will deliver the shares of Class A common stock to converting holders on the second Trading Day following the related conversion date.

The conversion agent for the Series B convertible preferred stock is initially the transfer agent. A holder may obtain copies of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder's behalf, convert the Series B convertible preferred stock into shares of our Class A common stock, in accordance with the terms of the notice delivered by us. A stock certificate or certificates representing the shares of Class A common stock to be delivered in connection with the conversion, together with, if applicable, any payment of cash in lieu of fractional shares, will be delivered by us to the holder, or in the case of global certificates, a book-entry transfer through the Depositary will be made by the conversion agent. Such delivery will be made as promptly as practicable, but in no event later than two Trading Days following the conversion date.

The person or persons entitled to receive the shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. On the conversion date, all rights with respect to the shares of Series B convertible preferred stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to receive the number of whole shares of Class A common stock into which such shares of Series B convertible preferred stock have been converted (with such adjustment or cash payment for fractional shares as we may elect, as described under "— No Fractional Shares") and, if applicable, any additional shares of Class A common stock or other consideration as may be issuable upon conversion in payment of a make-whole premium or otherwise as described under "— Special Rights Upon a Fundamental Change" or any "reference property" that may be issuable in lieu of Class A common stock upon conversion as described under "— Recapitalizations, Reclassifications and Changes of our Class A Common Stock" and the rights to which they are otherwise entitled as holders of Class A common stock or other property receivable upon conversion. Prior to the close of business on the applicable conversion date, the shares of Class A common stock issuable upon conversion of the Series B convertible preferred stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the Class A common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Class A common stock, by virtue of holding the Series B convertible preferred stock.

Mandatory Conversion

At any time on or after July 20, 2023, we may at our option cause all (but not less than all) outstanding shares of the Series B convertible preferred stock to be automatically converted into a number of shares of Class A common stock for each share of Series B convertible preferred stock equal to the then-prevailing Conversion Rate, if the closing sale price of our Class A common stock equals or exceeds 150% of the then-prevailing conversion price for at least 20 Trading Days in a period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to our issuance of a press release announcing the mandatory conversion as described below.

The term "Trading Day" means a day during which (i) trading in securities generally occurs on the NYSE or, if our Class A common stock is not listed on the NYSE, on the other principal national securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not listed on a national securities exchange, on the principal other market on which our Class A common stock is then traded and (ii) there is no Market Disruption Event. A "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system. If our Class A common stock is not so listed or traded, "Trading Day" means a "Business Day."

"Market Disruption Event" means (1) a failure by the NYSE or, if our Class A common stock is not listed on the NYSE, the principal U.S. national securities exchange on which our Class A common stock is listed or, if our Class A common stock is not listed on a national securities exchange, on the principal other market on which our Class A common stock is then traded, to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any Trading Day for our Class A common stock of an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our Class A common stock or in any options, contracts or future contracts relating to our Class A common stock.

The "closing sale price" of our Class A common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the NYSE or, if our Class A common stock is not listed on the NYSE, on the principal other national securities exchange on which our Class A common stock is then listed or, if our Class A common stock is not listed on a national securities exchange, on the principal other market on which our Class A common stock is then traded. If our Class A common stock is not so listed, the closing sale price will be an amount determined in good faith by our board of directors to be the fair value of the Class A common stock.

To exercise the mandatory conversion right described above, we must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by us) prior to the opening of business on the first Trading Day following any date on which the conditions described in the first paragraph of this "— Mandatory Conversion" section are met, announcing such a mandatory conversion. We also will give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series B convertible preferred stock (not more than four Business Days after the date of the press release) of the mandatory conversion announcing our intention to convert the Series B convertible preferred stock. The conversion date will be the date (which we refer to as the "Mandatory Conversion Date") that is five Trading Days after the date on which we issue such press release. We will deliver the shares of Class A common stock due to holders of the Series B convertible preferred stock upon mandatory conversion on the second Trading Day following the Mandatory Conversion Date.

In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate:

  ▪
  the Mandatory Conversion Date;

  ▪
  the number of shares of Class A common stock to be issued upon conversion of each share of Series B convertible preferred stock; and

  ▪
  that dividends on the shares of Series B convertible preferred stock to be converted will cease to accrue on the Mandatory Conversion Date.

On and after the Mandatory Conversion Date, dividends will cease to accrue on the shares of Series B convertible preferred stock called for a mandatory conversion and all rights of holders of such shares of Series B convertible preferred stock will terminate except for the right to receive the shares of Class A common stock issuable upon conversion thereof. The dividend payment with respect to any shares of Series B convertible preferred stock called for a mandatory conversion on a date during the period between the close of business on any Record Date for the payment of dividends to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holders of such shares on such Record Date if such shares have been converted after such Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence, no payment or adjustment will be made upon mandatory conversion of any shares of Series B convertible preferred stock for unpaid accrued and accumulated dividends or for dividends with respect to the Class A common stock issued upon such conversion.

We may not authorize or give notice of any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Series B convertible preferred stock for all quarterly dividend periods ending on or prior to the date on which we give such notice shall have been paid.

Conversion Rate Adjustment

The applicable Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

  (1)
  If we issue shares of our Class A common stock as a dividend or distribution on shares of our Class A common stock, or if we effect a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

    where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;
CR1 =
the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;
OS0 =
the number of shares of our Class A common stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and
OS1 =	the number of shares of our Class A common stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

    Any adjustment made under this clause (1) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our Class A common stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our Class A common stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

  (2)
  If we distribute to all or substantially all holders of our Class A common stock any rights, options or warrants entitling them, for a period expiring not more than 45 days immediately following the record date of such distribution, to purchase or subscribe for shares of our Class A common stock at a price per share less than the average of closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, the Conversion Rate will be increased based on the following formula:

    where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
OS0 =	the number of shares of our Class A common stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;
X =	the total number of shares of our Class A common stock issuable pursuant to such rights, options or warrants; and
Y =
the number of shares of our Class A common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

    Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that shares of Class A common stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A common stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Date for such distribution had not occurred.

    In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our Class A common stock at less than such average of the closing sale prices for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution, and in determining the aggregate offering price of such shares of our Class A common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors in its good faith judgment.

  (3)
  If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property, to all or substantially all holders of our Class A common stock, excluding:

    ▪
    dividends or distributions referred to in clauses (1) and (2) above;

    ▪
    spin-offs to which the provisions set forth in the latter portion of this clause (3) shall apply; and

    ▪
    dividends or distributions paid exclusively in cash referred to in clause (4) below,

  then the Conversion Rate will be increased based on the following formula:

  where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;
SP0 =	the average of the closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and
FMV =
the fair market value (as determined by our board of directors in its good faith judgment) of the shares of capital stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of our Class A common stock on the Ex-Date for such distribution.

  If "FMV" (as defined above) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, each holder of a share of Series B convertible preferred stock shall receive in respect of each share of Series B convertible preferred stock owned by it, at the same time and upon the same terms as holders of our Class A common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets, securities or property of ours that such holder would have received as if such holder owned a number of shares of Class A common stock equal to the Conversion Rate in effect on the Ex-Date for the distribution.

  Any increase made under the above portion of this clause (3) will become effective immediately after the open of business on the Ex-Date for such distribution.

  With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class A common stock of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a "spin-off," the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Date for the spin-off will be increased based on the following formula:

  where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the spin-off;
CR1 =	the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the spin-off;
FMV =
the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our Class A common stock applicable to one share of our Class A common stock over the 10 consecutive Trading-Day period immediately following, and including, the Ex-Date for the spin-off; and
MP0 =	the average of the closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period immediately following, and including, the Ex-Date for the spin-off.

  The adjustment to the Conversion Rate under the preceding paragraph will occur at the close of business on the tenth Trading Day immediately following, and including, the Ex-Date for the spin-off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days following, and including, the effective date of any spin-off, references within the portion of this clause (3) related to "spin-offs" to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the effective date of such spin-off and the relevant conversion date.

  If the dividend or distribution described in this clause (3) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

  (4)
  If any cash dividend or distribution is made to all or substantially all holders of our Class A common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up), other than a quarterly cash dividend that does not exceed $0.41 per share (the "dividend threshold," subject to adjustment as described below), the Conversion Rate will be increased based on the following formula:

    where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;
CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;
SP0 =	the average of the closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period immediately preceding the Ex-Date for such dividend or distribution;
T =
the dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the dividend threshold will be deemed to be zero with respect to such dividend or distribution;
C =	the amount in cash per share of our Class A common stock we distribute to holders of our Class A common stock.

    The dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate made pursuant to the provisions described under this "— Conversion Rate Adjustments" section; provided that no adjustment will be made to the dividend threshold for any adjustment to the conversion rate pursuant to this clause (4).

    Such increase shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

    If the total per share amount of cash distributed by us as a dividend or in any other distribution to holders of our Class A common stock that would require an adjustment pursuant to this clause (4) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of shares of Series B convertible preferred stock shall receive in respect of each share of Series B convertible preferred stock owned by it, at the same time as holders of our Class A common stock receive their dividend or other distribution, an amount of cash equal to C multiplied by the number of shares of Class A common stock equal to the Conversion Rate in effect on the Ex-Date for such cash dividend or distribution.

  (5)
  If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our Class A common stock, if the cash and value of any other consideration included in the payment per share of our Class A common stock exceeds the average of the closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

    where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
CR1 =
the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC =	the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors) paid or payable for shares purchased in such tender or exchange offer;
OS0 =	the number of shares of our Class A common stock outstanding immediately prior to the date such tender or exchange offer expires;
OS1 =
the number of shares of our Class A common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer and excluding fractional shares); and
SP1 =
the average of the closing sale prices of our Class A common stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

    The increase to the Conversion Rate under the preceding paragraph will occur at the close of business on the tenth Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this clause (5) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date.

Notwithstanding the foregoing, if (i) a Conversion Rate adjustment pursuant to any of the foregoing becomes effective on any Ex-Date as described above and (ii) a holder converting its Series B convertible preferred stock on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of shares of our Class A common stock as of the related conversion date as described under "— Conversion Procedures" based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Date will not be made for any holder converting Series B convertible preferred stock on or after such Ex-Date and on or prior to the related record date. Instead, such holder will be treated as if such holder were the record owner of the shares of our Class A common stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

The "Ex-Date" as used herein is the first date on which our Class A common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our Class A common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted pursuant to the clause (2) or (3) above, as applicable, until the earliest of these triggering events occurs and the Conversion Rate shall be readjusted to the extent any of these rights, options or warrants are not exercised before they expire.

If we have in effect a shareholder rights plan while any of the Series B convertible preferred stock remains outstanding, holders of the Series B convertible preferred stock will receive, upon a conversion of such shares, in addition to such Class A common stock, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from shares of our Class A common stock. If the rights provided for in any rights plan that our board of directors may adopt have separated from shares of our Class A common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of the Series B convertible preferred stock would not be entitled to receive any rights in respect of shares of our common shares that we deliver upon conversion of the Series B convertible preferred stock, we will adjust the Conversion Rate at the time of separation as if we had distributed to all holders of our Class A common stock, evidences of indebtedness or other assets or property pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share.

To the extent permitted by law and the continued listing requirements of NYSE (or any stock exchange on which our Class A common stock may then be listed), we may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 calendar days before the day the increase commences. In addition, we may, but are not obligated to, increase the Conversion Rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

Upon each adjustment to the Conversion Rate, a corresponding adjustment shall be made to the conversion price, calculated by dividing the liquidation preference by the adjusted Conversion Rate.

If certain of the possible adjustments to the Conversion Rate of the Series B convertible preferred stock are made (or if failures to make certain adjustments occur), a holder of such shares may be deemed to have received a taxable distribution from us even though such holder has not received any cash or property as a result of such adjustments. In the case of anon-United States holder, we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series B convertible preferred stock. See "United States Federal Income Tax Considerations" in this prospectus supplement.

Events that Will Not Result in Adjustment

The Conversion Rate will not be adjusted:

  ▪
  upon the issuance of any shares of our Class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

  ▪
  upon the issuance of any shares of our Class A common stock, restricted stock or restricted stock units, nonqualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our Class A common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  ▪
  upon the issuance of any shares of our Class A common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the Series B convertible preferred stock was first issued;

  ▪
  for unpaid accrued and accumulated dividends, if any;

  ▪
  upon the repurchase of any shares of our Class A common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer; or

  ▪
  for a change in the par value of shares of our Class A common stock.

We shall not take any action that would require an adjustment to the Conversion Rate such that the Conversion Price, as adjusted to give effect to such action, would be less than the then-applicable par value per share of our Class A common stock, except we may undertake a share split or similar event if such share split results in a corresponding reduction in the par value per share of our Class A common stock such that the as-adjusted new effective conversion price per share would not be below the new as-adjusted par value per share of our Class A common stock following such share split or similar transaction and the Conversion Rate is adjusted as provided under clause (1) above (and/or any such other of the clauses set forth above as may be applicable) under "— Conversion Rate Adjustment" above. In addition, the articles supplementary designating the Series B convertible preferred stock will provide that we may not take any action that would result in an adjustment to the Conversion Rate without complying with any applicable stockholder approval rules of the NYSE or any other stock exchange on which our Class A common stock may be listed at the relevant time.

Except as described in this prospectus supplement and as provided for in the articles supplementary designating the Series B convertible preferred stock, we will not adjust the Conversion Rate for any issuance of shares of our Class A common stock or any securities convertible into or exchangeable or exercisable for shares of our Class A common stock or rights to purchase shares of our Class A common stock or such convertible, exchangeable or exercisable securities.

Recapitalizations, Reclassifications and Changes of our Class A Common Stock

In the case of any recapitalization, reclassification or change of our Class A common stock (other than changes resulting from a subdivision or combination), a consolidation, merger or combination involving us, a sale, lease or other transfer to a third party of all or substantially all of the assets of us (or us and our subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which our Class A common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each share of Series B convertible preferred stock will be changed into a right to convert such Series B convertible preferred stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the "reference property") that a holder would have received in respect of Class A common stock issuable upon conversion of such shares immediately prior to such transaction. If such transaction also constitutes a fundamental change, a holder of shares of our Series B convertible preferred stock who converts its shares of our Series B convertible preferred stock in connection with such fundamental change will, if applicable, also be entitled to receive additional shares of our Class A common stock in connection with such conversion as described below under "— Special Rights Upon a Fundamental Change," in which case the converting holder would also receive reference property in lieu of such additional shares of Class A common stock. In the event that our Class A common stockholders have the opportunity to elect the form of consideration to be received in such transaction, the reference property per share into which the Series B convertible preferred stock will be convertible following such transaction will be deemed to be the weighted average of the types and amounts of consideration received by holders of the Class A common stock that affirmatively make such an election (or of all holders of the Class A common stock if none make an election). The articles supplementary designating the Series B convertible preferred stock will provide that we may not become a party to any such transaction unless its terms are consistent with the articles supplementary designating the Series B convertible preferred stock foregoing.

A change in the conversion right described in this "Recapitalizations, Reclassifications and Changes of our Class A Class A common stock" could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each share of Series B convertible preferred stock would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of the consolidated property or assets of us or us and our subsidiaries.

No Fractional Shares

No fractional shares of Class A common stock or securities representing fractional shares of Class A common stock will be issued upon conversion of the Series B convertible preferred stock, whether voluntary or mandatory. Instead, we may elect to either make a cash payment to each holder that would otherwise be entitled to a fractional share (based on the closing sale price of the Class A common stock on the conversion date) or, in lieu of such cash payment, the number of shares of Class A common stock to be issued to any particular holder upon conversion will be rounded up to the nearest whole share.

Special Rights Upon a Fundamental Change

We must give notice of each fundamental change (as defined below) to all record holders of the Series B convertible preferred stock, by the later of 20 Business Days prior to the anticipated effective date of the fundamental change (the "fundamental change effective date") and the first public disclosure by us of the anticipated fundamental change. In addition, we must give notice announcing the effective date of such fundamental change and certain other matters as set forth under "— Determination of Make-Whole Premium." If a holder converts its Series B convertible preferred stock at any time beginning at the opening of business on the Trading Day immediately following the effective date of such fundamental change and ending at the close of business on the 30th Trading Day immediately following such effective date, such conversion will be deemed to be in connection with the fundamental change and the holder will automatically receive for each share of Series B convertible preferred stock converted, the greater of:

  ▪
  the sum of (i) a number of shares of our Class A common stock, as described under "— Conversion Rights" and subject to adjustment as described under "— Conversion Rate Adjustment" (with such adjustment or cash payment for fractional shares as we may elect, as described under "— No Fractional Shares") plus (ii) the make-whole premium, if any, described under "— Determination of Make-Whole Premium"; and

  ▪
  a number of shares of our Class A common stock equal to the lesser of (i) the liquidation preference divided by the Market Value of the Common Stock on the fundamental change effective date and (ii) 5.1020 (subject to adjustment in the same manner as the conversion rate is adjusted in accordance with the provisions of the articles supplementary described under "— Conversion Rate Adjustments" above).

In addition to the number of shares of Class A common stock issuable upon conversion of each share of Series B convertible preferred stock at the option of the holder on any conversion date during the fundamental change conversion period, each converting holder will have the right to receive an amount equal to all unpaid accrued and accumulated dividends on such converted shares of Series B convertible preferred stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the Dividend Payment date immediately preceding (or, if applicable, ending on) the conversion date (other than previously declared dividends on our Series B convertible preferred stock payable to holders of record as of a prior date), provided that we are then legally permitted to pay such dividends. The amount payable in respect of such dividends will be paid in cash.

The foregoing provisions shall only be applicable with respect to conversions effected at any time beginning at the opening of business on the Trading Day immediately following the fundamental change effective date and ending at the close of business on the 30th Trading Day immediately following such fundamental change effective date.

In lieu of issuing the number of shares of Class A common stock issuable upon conversion pursuant to the foregoing provisions, we may, at our option, make a cash payment equal to the Market Value of the Class A common stock otherwise issuable upon conversion. Our notice of fundamental change will indicate if we will pay cash in lieu of delivering such shares of Class A common stock. The term "Market Value" means the average of the Daily VWAPs of our common stock for each Trading Day during a 10 consecutive Trading Day period commencing on, and including, the second Trading Day following the related Conversion Date.

A "fundamental change" will be deemed to have occurred upon the occurrence of any of the following:

  (1)
  any "person" is or becomes the "beneficial owner," directly or indirectly, through a purchase, merger or other transaction, of 50% or more of the total voting power of all classes of our voting stock;

  (2)
  we consolidate with, or merge with or into, another "person" or any "person" consolidates with or merges with or into us, in each case in a transaction pursuant to which our Class A common stock will be converted into cash, securities or other property or assets or we convey, transfer, lease or otherwise dispose of all or substantially all of our assets or all or substantially all of the assets of us and our subsidiaries on a consolidated basis to any "person" (whether in one transaction or a series of related transactions), other than:

  (a)
  any transaction pursuant to which the holders of our voting stock immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of voting stock of the continuing or surviving person immediately after the transaction; or

  (b)
  any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Class A common stock solely into shares of common stock of the surviving entity;

  (3)
  we approve a plan of liquidation or dissolution; or

  (4)
  our Class A common stock ceases to be listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a fundamental change will be deemed not to have occurred in the case of a merger or consolidation if (i) at least 90% of the consideration for our Class A common stock (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation consists of Class A common stock of a corporation or other entity organized and existing under the laws of the United States or any state thereof and traded on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so traded when issued or exchanged in connection with such transaction) ("publicly traded common stock") and (ii) as a result of such transaction or transactions the shares of Series B convertible preferred stock become convertible into such publicly traded common stock.

The term "beneficially own" as used herein means beneficial ownership as determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time. The term "person"

includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act and the rules of the SEC thereunder.

"Voting stock" with respect to any person means the capital stock of such person that is at the time entitled, without regard to the occurrence of any contingency, to vote in the election of the board of directors (or comparable governing body of such person).

"Daily VWAP" means the per share volume-weighted average price of our Class A common stock for each day, as displayed under the heading "Bloomberg VWAP" on Bloomberg page "QTS <Equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on each such Trading Day (or if such volume-weighted average price is unavailable on any such day, the closing sale price shall be used for such day). The per share volume-weighted average price on each such day will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

There is no precise, established definition of the phrase "all or substantially all" under applicable law. Accordingly, there may uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of the consolidated assets of us or of us and our subsidiaries.

This fundamental change conversion feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our Class A common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change conversion feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion feature is a result of negotiations between us and the underwriters.

Our obligation to issue shares in excess of the Conversion Rate in connection with a fundamental change as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

Determination of Make-Whole Premium

If you elect to convert your shares of Series B convertible preferred stock upon the occurrence of a fundamental change, in certain circumstances, we will increase the Conversion Rate (such increase, the "make-whole premium") by reference to the table below.

Holders may surrender their shares of Series B convertible preferred stock for conversion at the increased Conversion Rate only with respect to shares surrendered for conversion from and after the opening of business on the Trading Day immediately following the fundamental change effective date until the close of business on the 30th Trading Day following such fundamental change effective date.

The increase in the Conversion Rate will be determined by reference to the table below, based on the fundamental change effective date and the stock price (as defined below). If holders of our Class A common stock receive only cash in the transaction constituting a fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the closing sale prices of our Class A common stock on the five Trading Days prior to but not including the effective date of the transaction constituting a fundamental change.

The following table sets forth the stock price paid, or deemed paid, per share of our Class A common stock in a transaction that constitutes the fundamental change, the fundamental change effective date and the make-whole premium (expressed as the number of additional shares of Class A common stock that will be added to the Conversion Rate) to be paid upon a conversion in connection with a fundamental change:

	Stock Price($)
Fundamental Change Effective Date	$39.19	$45.00	$47.03	$55.00	$65.00	$70.54	$80.00	$100.00	$125.00	$150.00
6/25/2018	0.4252	0.3352	0.3107	0.2375	0.1795	0.1572	0.1290	0.0922	0.0664	0.0503
7/20/2019	0.4252	0.3166	0.2916	0.2173	0.1598	0.1382	0.1117	0.0787	0.0566	0.0431
7/20/2020	0.4252	0.3002	0.2741	0.1970	0.1385	0.1173	0.0922	0.0633	0.0454	0.0347
7/20/2021	0.4252	0.2856	0.2580	0.1759	0.1143	0.0929	0.0692	0.0452	0.0323	0.0249
7/20/2022	0.4252	0.2754	0.2461	0.1561	0.0866	0.0634	0.0406	0.0239	0.0172	0.0134
7/20/2023 and thereafter	0.4252	0.2722	0.2421	0.1459	0.0599	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the table will be adjusted as of any date on which the Conversion Rate of the Series B convertible preferred stock is adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

  ▪
  whose numerator is the Conversion Rate immediately before the adjustment; and

  ▪
  whose denominator is the adjusted Conversion Rate.

In addition, we will adjust the number of additional shares in the table at the same time, in the same manner in which, and for the same events for which, we must adjust the Conversion Rate as described under "— Conversion Rate Adjustment."

The exact stock price and fundamental change effective date may not be set forth on the table, in which case:

  ▪
  if the stock price is between two stock prices on the table or the fundamental change effective date is between two fundamental change effective dates on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year;

  ▪
  if the stock price is in excess of $150.00 per share (subject to adjustment in the same manner as the stock price) no make-whole premium will be paid; and

  ▪
  if the stock price is less than $39.19 per share (subject to adjustment in the same manner as the stock price), no make-whole premium will be paid.

However, we will not increase the Conversion Rate as described above to the extent the increase will cause the Conversion Rate to exceed 2.5516. We will adjust this maximum Conversion Rate in the same manner in which, and for the same events for which, we must adjust the Conversion Rate as described under "— Conversion Rate Adjustment."

Our obligation to pay the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

No later than the third Business Day after the occurrence of a fundamental change, we will provide to the holders of our Series B convertible preferred stock and the transfer agent of the Series B convertible preferred stock a notice of the occurrence of the fundamental change. Such notice will state:

  ▪
  the events constituting the fundamental change;

  ▪
  the date of the fundamental change;

  ▪
  the last date on which the holder of our Series B convertible preferred stock may convert shares of Series B convertible preferred stock in connection with such fundamental change;

  ▪
  the Conversion Rate and, if applicable, the Make-Whole Premium and/or other consideration issuable upon conversions of shares of Series B convertible preferred stock in connection with such fundamental change;

  ▪
  whether we will issue Class A common stock or cash upon conversion of shares of Series B convertible preferred stock in connection with the fundamental change and whether any of the consideration issuable upon a conversion of shares of Series B convertible preferred stock in connection with such fundamental change will consist of reference property (and, in such case, specifying such reference property);

  ▪
  the name and address of the paying agent and the conversion agent; and

  ▪
  the procedures that the holder of Series B convertible preferred stock must follow to exercise the fundamental change conversion right.

We will also issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by us), or post notice on our website containing the information specified above, in any event prior to the opening of business on the first trading day following any date on which we provide such notice to the holders of our Series B convertible preferred stock.

Book-Entry, Delivery and Form

We will initially issue the Series B convertible preferred stock in the form of one or more global securities. The global securities will be deposited with, or on behalf of, the Depository and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

Shares of Series B convertible preferred stock that are issued as described below under "— Certificated Series B convertible preferred stock" will be issued in definitive form. Upon the transfer of Series B convertible preferred stock in definitive form, such Series B convertible preferred stock will, unless the global securities have previously been exchanged for Series B convertible preferred stock in definitive form, be exchanged for an interest in global securities representing the liquidation preference of Series B convertible preferred stock being transferred.

The Depositary has advised us as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary ("direct participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by the Depositary, upon the deposit of the global securities with, or on behalf of, the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the liquidation preference of the Series B convertible preferred stock represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters of such Series B convertible preferred stock. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

To facilitate subsequent transfers, all Series B convertible preferred stock deposited by direct participants with the Depositary are registered in the name of its nominee. The deposit of Series B convertible preferred stock with the Depositary and its registration in the name of the Depositary's nominee do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Series B convertible preferred stock; the Depositary's records reflect only the identity of the direct participants to whose accounts such Series B convertible preferred stock is credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Purchases of Series B convertible preferred stock under the Depositary system must be made by or through direct participants, which will receive a credit for the shares on the Depositary's records. The ownership interest of each actual purchaser of each share is in turn to be recorded on the direct and indirect Participants' records. Beneficial owners will not receive written confirmation from the Depositary of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Series B convertible preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.

So long as the Depositary, or its nominee, is the registered holder and owner of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the Series B convertible preferred stock evidenced by the global certificates for all purposes of such Series B convertible preferred stock and the articles supplementary designating the Series B convertible preferred stock. Except as set forth below, as an owner of a beneficial interest in the global certificates, you will not be entitled to have the Series B convertible preferred stock represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Series B convertible preferred stock in definitive form and will not be considered to be the owner or holder of any Series B convertible preferred stock under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

All payments on Series B convertible preferred stock represented by the global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global securities.

We expect that the Depositary or its nominee, upon receipt of any payment on the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Series B convertible preferred stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants, or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the transfer agent will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning the Depositary and its book-entry system has been obtained from sources that we believe to reliable, but we take no responsibility for its accuracy.

Certificated Series B convertible preferred stock

Subject to certain conditions, the Series B convertible preferred stock represented by the global securities is exchangeable for certificated Series B convertible preferred stock in definitive form of like tenor as such Series B convertible preferred stock if (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global securities or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days or (2) we, in our discretion, at any time determine not to have all of the Series B convertible preferred stock represented by the global securities. Any Series B convertible preferred stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Series B convertible preferred stock issuable for such number of shares and registered in such names as the Depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities representing the same aggregate number of shares and registered in the name of the Depositary or its nominee.

UNDERWRITING

Deutsche Bank Securities Inc., Jefferies LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters listed in the table below for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of our Series B convertible preferred stock set forth opposite its name below.

Underwriters	Number of Shares
Deutsche Bank Securities Inc.	1,031,250
Jefferies LLC	1,031,250
Morgan Stanley & Co. LLC	687,500

Total	2,750,000

The underwriting agreement provides that the underwriters' obligation to purchase shares of our Series B convertible preferred stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  ▪
  the representations and warranties made by us to the underwriters are true;

  ▪
  there is no material change in our business or in the financial markets; and

  ▪
  we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per Share	$3.50	$3.50
Total	$9,625,000	$11,068,750

The underwriters have advised us that the underwriters propose initially to offer the Series B convertible preferred stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $2.10 per share.

The expenses of the offering, not including the underwriting discount, that are payable by us are estimated at $650,000.

Overallotment Option

We have granted an option to the underwriters, exercisable at any time or from time to time for 30 days after the date of this prospectus supplement, to purchase up to 412,500 additional shares of Series B convertible preferred stock at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

Stamp Taxes

If you purchase shares of Series B convertible preferred stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Lock-Up Agreements

Pursuant to the underwriting agreement, we have agreed not to sell or transfer any Series B convertible preferred stock or any Class A common stock or any equity securities similar to or ranking on par with or senior to our Series B convertible preferred stock or Class A common stock or any securities convertible into or exchangeable or exercisable for our Series B convertible preferred stock or our Class A common stock or similar, parity or senior equity securities for a period of 45 days after the date of this prospectus without first obtaining the written consent of Deutsche Bank Securities Inc., Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters. Specifically, the persons subject to the lock-up agreements have agreed, with certain limited exceptions, not to directly or indirectly:

  ▪
  offer, pledge, sell or contract to sell any Series B convertible preferred stock or any Class A common stock or any equity securities similar to or ranking on par with or senior to the Shares or any securities convertible into or exercisable or exchangeable for the Shares or similar, parity or senior equity securities;

  ▪
  sell any option or contract to purchase any Series B convertible preferred stock or any Class A common stock or any equity securities similar to or ranking on par with or senior to the Series B convertible preferred stock or the Class A common stock or any securities convertible into or exercisable or exchangeable for the Series B convertible preferred stock or Class A common stock or similar, parity or senior equity securities;

  ▪
  purchase any option or contract to sell any Series B convertible preferred stock or any Class A common stock or any equity securities similar to or ranking on par with or senior to the Series B convertible preferred stock or the Class A common stock or any securities convertible into or exercisable or exchangeable for the Series B convertible preferred stock or Class A common stock or similar, parity or senior equity securities;

  ▪
  grant any option, right or warrant for the sale of any Series B convertible preferred stock or any Class A common stock or any Series B convertible preferred stock or Class A common stock securities similar to or ranking on par with or senior to the Series B convertible preferred stock or the Class A common stock or any securities convertible into or exercisable or exchangeable for the Series B convertible preferred stock or Class A common stock or similar, parity or senior equity securities;

  ▪
  otherwise dispose of or transfer any Series B convertible preferred stock or any Class A common stock or any equity securities similar to or ranking on par with or senior to the Series B convertible preferred stock or the Class A common stock or any securities convertible into or exercisable or exchangeable for the Series B convertible preferred stock or Class A common stock or similar, parity or senior equity securities;

  ▪
  file any registration statement under the Securities Act with respect to any of the foregoing; or

  ▪
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of the Series B convertible preferred stock or Class A common stock or such similar, parity or senior equity securities, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to:

  ▪
  the sale of our Series B convertible preferred stock to the underwriters;

  ▪
  the issuance of any Related Securities (as defined below) or options to purchase Related Securities or issue Related Securities upon the exercise of options, pursuant to any stock option, equity incentive, stock bonus or other stock plan or other arrangement (as such plans or arrangements may be amended from time to time);

  ▪
  the transfer of any Series B convertible preferred stock and Related Securities by operation of certain provisions of our Articles of Amendment and Restatement; and

  ▪
  any issuance of Class A common stock in connection with a redemption of OP Units or OP Units in connection with the conversion of Class RS LTIP Units or Class O LTIP Units.

Additionally, our directors and officers have agreed not to sell or transfer any Series B convertible preferred stock or any Class A common stock or any equity securities similar to or ranking on par with or senior to our Series B convertible preferred stock or Class A common stock or any securities convertible into or exchangeable or exercisable for our Series B convertible preferred stock or our Class A common stock for a period of 45 days after the date of this prospectus without first obtaining the written consent of Deutsche Bank Securities Inc., Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters. Specifically, the persons subject to the lock-up agreements have agreed, with certain limited exceptions, not to directly or indirectly:

  ▪
  Sell, offer to sell, grant any option to purchase, contract to sell or lend or offer to sell, effect any short sale or establish or increase a put equivalent position (as defined in in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any call equivalent position (as defined in in Rule 16a-1(b) under the Exchange Act) any Series B convertible preferred stock or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act);

  ▪
  enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Series B convertible preferred stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

  ▪
  make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Series B convertible preferred stock or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

  ▪
  publicly announce any intention to do any of the foregoing.

For purposes of the foregoing, "Related Securities" shall mean any Class A common stock or options or warrants or other rights to acquire Series B convertible preferred stock or shares of our Class A common stock or any securities exchangeable or exercisable for or convertible into Series B convertible preferred stock or shares of Class A common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares of Class A common stock.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

New York Stock Exchange Listing

No market currently exists for the Series B convertible preferred stock. We intend to apply to list our Series B convertible preferred stock on the NYSE under the symbol "QTS PR B." If the application is approved, trading of our Series B convertible preferred stock is expected to commence within 30 days after the initial delivery of the Series B convertible preferred stock. The underwriters have advised us that they intend to make a market in our Series B convertible preferred stock prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice.

No assurance can be given as to the liquidity of the trading market for our Series B convertible preferred stock.

Our Class A common stock is listed on the New York Stock Exchange under the symbol "QTS."

Stabilization and Short Positions

Until the distribution of our Series B convertible preferred stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the Series B convertible preferred stock. However, the underwriters may engage in transactions that have the effect of stabilizing the market price of the Series B convertible preferred stock, such as purchases that peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Series B convertible preferred stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities described above. The underwriters may close out any covered short position by either exercising their option to purchase additional securities or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the market price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional securities. "Naked" short sales are sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the market price of our Series B convertible preferred stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Series B convertible preferred stock or preventing or retarding a decline in the market price of our Series B convertible preferred stock. As a result, the price of our Series B convertible preferred stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market price of our Series B convertible preferred stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

Affiliates of certain of the underwriters are lenders under our unsecured revolving credit facility. Because we will contribute the net proceeds received by us from this offering to the Operating Partnership to repay a portion of the amounts outstanding under our unsecured revolving credit facility, these lenders will receive their proportionate shares of the borrowings under our unsecured revolving credit facility that is so repaid. The repayments of amounts outstanding under our unsecured revolving credit facility will not affect the commitments of those affiliates of the underwriters to fund future amounts thereunder in accordance with the terms of the facility. See "Use of Proceeds."

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Sales of shares of Series B convertible preferred stock made outside of the United States may be made by affiliates of the underwriters.

Notice to Prospective Investors in Canada

(A)
Resale Restrictions

The distribution of the Series B convertible preferred stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the Series B convertible preferred stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B)
Representations of Canadian Purchasers

By purchasing the Series B convertible preferred stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  ▪
  the purchaser is entitled under applicable provincial securities laws to purchase the Series B convertible preferred stock without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106 — Prospectus Exemptions,

  ▪
  the purchaser is a "permitted client" as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  ▪
  where required by law, the purchaser is purchasing as principal and not as agent, and

  ▪
  the purchaser has reviewed the text above under Resale Restrictions.

(C)
Conflicts of Interest

Canadian purchasers are hereby notified that the Underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)
Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

(E)
Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)
Taxation and Eligibility for Investment

Canadian purchasers of the Series B convertible preferred stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Series B convertible preferred stock in their particular circumstances and about the eligibility of the Series B convertible preferred stock for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

The Series B convertible preferred stock is not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Series B convertible preferred stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series B convertible preferred stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Series B convertible preferred stock in any Member State of the EEA which has implemented the Prospectus Directive (each, a "Relevant Member State) will only be made to a legal entity or other person which is a qualified investor ("Qualified Investor") under the Prospectus Directive. Accordingly any person making or intending to make an offer in that Relevant Member State of the Series B convertible preferred stock which are the subject of the offering contemplated here in and any related documents may only do so with respect to one or more Qualified Investors. Neither we nor any of the underwriters have authorised, nor do they authorise, the making of any offer of the Series B convertible preferred stock other than to one or more Qualified Investors. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive. For the purposes of this provision, the expression an "offer Series B convertible preferred stock to the public" in relation to the Series B convertible preferred stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series B convertible preferred stock to be offered so as to enable an investor to decide to purchase or subscribe to the Series B convertible preferred stock, as the same may be varied in that Relevant Member State.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong ("CO") or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the Series B convertible preferred stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement, the accompanying prospectus and any other material in relation to the Series B convertible preferred stock described herein is only being distributed to, and is only directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) persons who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as "relevant persons"). The Series B convertible preferred stock is only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and other related materials relate including any invitation, offer or agreement to purchase or otherwise acquire shares of Series B convertible preferred stock will be engaged in only with, relevant persons. This prospectus supplement, the accompanying prospectus and other related materials and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA") in connection with the issue or sale of the Series B convertible preferred stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Series B convertible preferred stock in, from or otherwise involving the United Kingdom.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

A summary of the material U.S. federal income tax considerations to you as a prospective holder of our shares of Series B convertible preferred stock is set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on March 7, 2018 (the "Tax Form 8-K"), and incorporated by reference in and supplemented by this prospectus. The summary in the Tax Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from the acquisition, holding, and disposition of any of our securities. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of the shares of Series B convertible preferred stock.

The below general discussion of the tax considerations relating to the conversion of the Series B convertible preferred stock into Class A common stock supplements and should be read together with the summary of the material U.S. federal income tax considerations to you as a prospective holder of our shares of Series B convertible preferred stock set forth in the Tax Form 8-K. To the extent any information set forth under the title "Material U.S. Federal Income Tax Considerations" in the Tax Form 8-K is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the Tax Form 8-K. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first three paragraphs under the title "Material U.S. Federal Income Tax Considerations" in the Tax Form 8-K as if those paragraphs were set forth in this prospectus supplement.

Taxation of U.S. Stockholders

Conversion of Our Series B convertible preferred stock

Except as provided below, upon the conversion of your shares of our Series B convertible preferred stock into Class A common stock, you generally will not recognize gain or loss upon the conversion. Your basis in the Class A common stock received upon conversion generally will be the same as your basis in the converted Series B convertible preferred stock (but will be reduced by the portion of adjusted tax basis allocated to any fractional share of Class A common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any cash payment you make to us in connection with a conversion of shares of Series B convertible preferred stock should be added to your basis in our common shares you receive upon conversion. You should consult your tax advisor regarding the treatment of any such payment for U.S. federal income tax purposes. Your holding period in the shares of Class A common stock received upon conversion will include the period during which you held the converted Series B convertible preferred stock.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the shares exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Adjustments to the Conversion Rate of Our Series B convertible preferred stock

The conversion rate of our Series B convertible preferred stock is subject to adjustment under certain specified circumstances. In certain circumstances, you may be deemed to have received a distribution of our stock if and to the extent that the conversion rate is adjusted, resulting in dividend income to the extent of our current and accumulated earnings and profits. In addition, the failure to provide for such an adjustment may also result in a deemed distribution. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interests of the holders of the Series B convertible preferred stock generally will not be deemed to result in a constructive distribution. However, certain of the possible adjustments may not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such non-qualifying adjustments are made, you, as a holder of Series B convertible preferred stock, will be deemed to have received constructive distributions from us, even though you have not received any cash or property as a result of such adjustments.

Taxation of Non-U.S. Stockholders

Conversion of Our Series B convertible preferred stock

If you are a foreign stockholder, you generally will not recognize gain or loss upon the conversion of our Series B convertible preferred stock into Class A common stock.

Adjustments to the Conversion Rate of Our Series B convertible preferred stock

As described above under "Taxation of U.S. Stockholders — Adjustments to the Conversion Rate of Our Series B convertible preferred stock," under certain circumstances, if we adjust the conversion rate, or if we fail to make certain adjustments, you may be treated as having received a constructive distribution from us, even though you do not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. We may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series B convertible preferred stock.

LEGAL MATTERS

The validity of the shares of Series B convertible preferred stock offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters will be passed upon for us by Hogan Lovells US LLP. Sidley Austin LLP has acted as counsel to the underwriters.

EXPERTS

The consolidated financial statements of QTS Realty Trust, Inc. and subsidiaries as well as those of QualityTech, LP and subsidiaries as of December 31, 2017 and for the year ended December 31, 2017, appearing in QTS Realty Trust, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2017 (including the financial statement schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus supplement and accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

  ▪
  our Annual Report on Form 10-K for the year ended December 31, 2017;

  ▪
  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2018 incorporated by reference in the Annual Report on Form 10-K for the period ended December 31, 2017;

  ▪
  our Quarterly Report on Form 10-Q filed on May 10, 2018; and

  ▪
  our Current Reports on Form 8-K filed on February 20, 2018 (solely with respect to Item 2.05, 5.02 and Exhibit 10.1 of Item 9.01 thereof), March 7, 2018, March 13, 2018, March 16, 2018, March 20, 2018, April 27, 2018 and May 4, 2018.

We also incorporate by reference into this prospectus supplement and accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may read and copy the registration statement and any other documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov. Our reference to the SEC's Internet site is intended to be an inactive textual reference only. We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written or telephone request should be made to:

QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, KS 66213
(913) 814-9988
Attn: Investor Relations

PROSPECTUS

QTS REALTY TRUST, INC.

Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights

        We may offer, from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  Shares of our Class A common stock, par value $0.01 per share;

  •
  Shares of our preferred stock, par value $0.01 per share;

  •
  Depositary shares representing our preferred stock;

  •
  Warrants to purchase our Class A common stock, preferred stock or depositary shares representing preferred stock; and

  •
  Rights to purchase our common stock.

        We refer to our Class A common stock, preferred stock, depositary shares, warrants, and rights collectively as the "securities." This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be set forth in one or more supplements to this prospectus.

        We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

        We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" beginning on page 60 . No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        Our Class A common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "QTS." On March 24, 2016, the last reported sale price of our Class A common stock on the NYSE was $46.88 per share. Our principal executive offices are located at 12851 Foster Street, Overland Park, KS 66213 and our telephone number is (913) 814-9988.

        You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in our securities.

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 5 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 28, 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, which we will attach to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus.

        You should rely only on the information contained in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in "Incorporation of Certain Information by Reference" below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        Unless the context requires otherwise, references in this prospectus to "we," "our," "us" and "our company" refer to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP, a Delaware limited partnership, which we refer to as the "Operating Partnership."

 FORWARD-LOOKING STATEMENTS

        Some of the statements contained in, or incorporated by reference into, this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You also can identify forward-looking statements by discussions of strategy, plans or intentions.

        The forward-looking statements contained in, or incorporated by reference into, this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  adverse economic or real estate developments in our markets or the technology industry;

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  global, national and local economic conditions;

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  risks related to our international operations;

  •
  difficulties in identifying properties to acquire and completing acquisitions;

  •
  our failure to successfully develop, redevelop and operate acquired properties or lines of business, including data centers acquired in our acquisition of Carpathia Hosting, Inc;

  •
  significant increases in construction and development costs;

  •
  the increasingly competitive environment in which we operate;

  •
  defaults on, or termination or non-renewal of, leases by customers;

  •
  increased interest rates and operating costs, including increased energy costs;

  •
  financing risks, including our failure to obtain necessary outside financing;

  •
  decreased rental rates or increased vacancy rates;

  •
  dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

  •
  our failure to qualify and maintain qualification as a real estate investment trust ("REIT");

  •
  environmental uncertainties and risks related to natural disasters;

  •
  financial market fluctuations; and

  •
  changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section of this prospectus entitled "Risk Factors" and the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our subsequent filings.

 OUR COMPANY

        We are a leading owner, developer and operator of state-of-the-art, carrier-neutral, multi-tenant data centers. Our data centers are facilities that house the network and computer equipment of multiple customers and provide access to a range of communications carriers. We have a fully integrated platform through which we own and operate our data centers and provide a broad range of IT infrastructure solutions. We refer to our spectrum of core data center products as our "3Cs," which consists of Custom Data Center, Colocation and Cloud and Managed Services. We believe that we own and operate one of the largest portfolios of multi-tenant data centers in the United States, as measured by gross square footage, and have the capacity to more than double our leased raised floor without constructing or acquiring any new buildings.

        As of December 31, 2015, we operated a portfolio of 24 data centers located throughout the United States, Canada, Europe and the Asia-Pacific region. Within the U.S., we are located in some of the top U.S. data center markets plus other high-growth markets. Our data centers are highly specialized, full-service, mission-critical facilities used by our customers to house, power and cool the networking equipment and computer systems that support their most critical business processes. We believe that our data centers are best-in-class and engineered to adhere to the highest specifications commercially available to customers, providing fully redundant, high-density power and cooling sufficient to meet the needs of major national and international companies and organizations. This is in part reflected by our operating track record of "five-nines" (99.999%) reliability and by our diverse customer base of more than 1,000 customers, including financial institutions, healthcare companies, government agencies, communications service providers, software companies and global Internet companies.

        We are a Maryland corporation formed on May 17, 2013. Our Class A common stock trades on the New York Stock Exchange under the ticker symbol "QTS." Substantially all of our assets are held by, and our operations are conducted through, the Operating Partnership. As of December 31, 2015, we owned an approximate 85.8% ownership interest in the Operating Partnership. The Operating Partnership is a Delaware limited partnership formed on August 5, 2009 and is our historical predecessor, having operated our business until our initial public offering ("IPO") in October 2013.

        We believe that we have operated and have been organized in conformity with the requirements for qualification and taxation as a REIT commencing with its taxable year ended December 31, 2013. Our qualification as a REIT, and maintenance of such qualification, depends upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended (the "Code") relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our stockholders and the concentration of ownership of our equity shares.

        Our principal executive office is located at 12851 Foster Street, Overland Park, Kansas 66213. Our telephone number is (913) 814-9988. Our web address is www.qtsdatacenters.com . The information on or accessible through our website does not constitute a part of this prospectus or any applicable prospectus supplement.

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference herein, together with all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled "Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership in exchange for operating partnership units. The Operating Partnership will use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include the repayment of outstanding indebtedness, the acquisition of additional properties, capital expenditures, the redevelopment of properties in our portfolio, working capital and other general purposes.

        Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. For purposes of determining the ratio of earnings to fixed charges, "earnings" consist of net income before income taxes before adjustment for noncontrolling interests in the Operating Partnership, fixed charges and distributed income of equity investees, less capitalized interest and noncontrolling interest in pre-tax earnings of consolidated subsidiaries with no fixed charges. "Fixed charges" consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs and the portion of rent expense deemed to be the equivalent of interest.

	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013(1)	Year Ended December 31, 2012(2)	Year Ended December 31, 2011(2)
Ratio of earnings to combined fixed charges and preferred stock dividends(3)	1.14	1.57	—	—	—
Deficiency of earnings to fixed charges (in thousands)	—	—	$(285)	$(11,960)	$(3,466)

(1)
Due to the timing of our IPO, which was completed on October 15, 2013, the ratio of earnings to fixed charges and preferred dividends for the year ended December 31, 2013 reflects the ratio of earnings to combined fixed charges and preferred dividends for our company together with our historical predecessor, QualityTech, LP.

(2)
Reflects the ratio of earnings to combined fixed charges and preferred dividends for our historical predecessor, QualityTech, LP.

(3)
No shares of preferred stock were issued and outstanding for any of the periods presented.

 DESCRIPTION OF CAPITAL STOCK

        Our articles of amendment and restatement ("our charter") provides that we may issue up to 450,000,000 shares of Class A common stock, $0.01 par value per share ("Class A common stock"), up to 133,000 shares of Class B common stock, $0.01 par value per share ("Class B common stock," and together with our Class A common stock, the "common stock"), and 49,867,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the 500,000,000 aggregate number of authorized shares of common stock or preferred stock or the number of shares of stock of any class or series without stockholder approval; except that our board of directors may not increase the number of shares of Class B common stock that we have authority to issue or reclassify any shares of our capital stock as Class B common stock without stockholder approval.

        As of March 25, 2016, 41,288,667 shares of Class A common stock, 133,000 shares of Class B common stock and no shares of preferred stock were outstanding.

        Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

 DESCRIPTION OF COMMON STOCK

Authorization and Issuance

        All shares of Class A common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. No shares of Class B common stock are being offered by this prospectus.

Voting Rights

        Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to 50 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of shares of Class A common stock and Class B common stock vote together as a single class and possess exclusive voting power. Directors are elected by a plurality of the votes cast by stockholders and there is no cumulative voting in the election of our directors. A majority of the votes cast by stockholders is sufficient to approve any other matter, unless a different vote is required by our bylaws, rule, regulation or statute, or by our charter.

        Under the Maryland General Corporation Law (the "MGCL") a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by a majority of its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock, which require a vote of at least two-thirds of the votes entitled to be cast on the matter). However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation's subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Dividends, Distributions, Liquidation and Other Rights

        Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all of our debts and liabilities and any shares with preferential rights thereto.

        Holders of shares of common stock have no preference, conversion (other than as described below with respect to the Class B common stock), exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and have no appraisal rights. Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, shares of common stock have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series; provided that our board may not increase the number of shares of Class B common stock that we have authority to issue or reclassify any shares of our capital stock as Class B common stock without stockholder approval. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over the shares of common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest. No shares of preferred stock are presently outstanding, and we do not have present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

        We believe that the power of our board of directors, without prior stockholder approval (subject to certain exceptions), to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our shares of stock or otherwise be in the best interest of our stockholders.

Class B Common Stock

        In connection with our IPO, we issued 133,000 shares of Class B common stock. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of Class B common stock entitles the holder to 50 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of shares of Class B common stock vote together as a single class with the holders of Class A common stock. Each share of Class B common stock may be converted into one share of Class A common stock by the holder at any time and is subject to automatic conversion to shares of Class A common stock upon a direct or indirect transfer of beneficial ownership of a share of Class B common stock or of common units of limited partnership of the Operating Partnership ("OP units") held by the beneficial owner of such Class B common stock. Our charter prohibits our board from increasing the number of shares of Class B common stock that we have authority to issue or reclassifying any shares of our capital stock as Class B common stock without stockholder approval.

        In order to exercise the optional conversion right, the holder of Class B common stock shall deliver a written conversion notice stating the number of shares to be converted, the date on which the conversion shall occur (which date shall be a business day no be less than five business days nor more than twenty business days from the date of such conversion notice) to the transfer agent for the Class B common stock, together with the certificates, if any, representing the shares of Class B common stock to be converted, duly endorsed for transfer.

Restrictions on Ownership and Transfer

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock, subject to certain conditions. Chad L. Williams, our Chairman and Chief Executive Officer, his family members and certain entities controlled by them are excepted holders under our charter, and none of them are permitted to beneficially or constructively own more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules. Our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

Certain Provisions of Maryland Law and Our Charter and Bylaws

        For a description of certain provision of Maryland law and our charter and bylaws that may affect the rights and restrictions related to our Class A common stock, see "Certain Provisions of Maryland Law and Our Charter and Bylaws."

Exchange Listing

        Our Class A common stock is listed on the NYSE under the symbol "QTS."

Transfer Agent and Registrar

        The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

Registration Rights

        In connection with our IPO, we entered into amended and restated registration rights agreements with each of GA QTS Interholdco, LLC ("General Atlantic") and Chad L. Williams, our Chairman and Chief Executive Officer. Pursuant to the terms of the registration rights agreements, beginning 180 days after the completion of our IPO, General Atlantic and Mr. Williams have demand rights to require us to file a new registration statement and prospectus providing for the sale by such holders of some or all of their shares of Class A Common Stock. However, the registration rights agreements permit us to satisfy this obligation by causing the requested shares to be included as part of a registration statement that we may file with (and that has been declared effective by) the SEC. Accordingly, we filed a shelf registration statement with the SEC, which the SEC declared effective on November 25, 2014, registering the sale of these holders' shares of Class A common stock.

        In addition to the foregoing, pursuant to the terms of the registration rights agreements, if we file a registration statement with respect to an offering for our own account or on behalf of a holder of our common stock, each of General Atlantic and Mr. Williams will have the right, subject to certain limitations, to register such number of registrable shares held by it or him as each such holder requests. With respect to underwritten offerings, we will not be required to include any shares of a holder in the offering unless the holder accepts the terms of the offering as agreed between us and the underwriter, and then only in such amount as the underwriter believes will not jeopardize the success of the offering.

        The registration rights agreement with Mr. Williams also provides that, subject to certain limitations, we will use commercially reasonable efforts to file, during the period beginning 15 days prior to November 1, 2014 and ending 15 days thereafter, a registration statement registering the issuance of shares of our Class A common stock to him upon redemption of his OP units and Class B common stock. We satisfied this obligation by registering the issuance of these shares pursuant to the November 2014 shelf registration statement described above.

        Pursuant to the registration rights agreements, we have agreed to indemnify General Atlantic and Mr. Williams against specified liabilities, including certain potential liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, or to contribute to the expenses incurred or the payments such persons may be required to make in respect thereof. We have agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or "blue sky" laws, all printing expenses, all fees of counsel and independent public accountants retained by us and the cost of any liability insurance or other premiums for insurance obtained in connection with any shelf registration statement pursuant to the registration rights agreement. General Atlantic and Mr. Williams will be responsible for underwriting discounts and commissions, any out-of-pocket expenses (including disbursements of their respective holder's counsel, accountants and other advisors) and any transfer taxes related to the sale or disposition of the shares.

DESCRIPTION OF PREFERRED STOCK

General

        Subject to the limitations prescribed by Maryland law and our charter and bylaws, our charter authorizes our board of directors to classify or reclassify and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        Any prospectus supplement relating to a series of preferred stock will describe the specific terms of such securities, which may include:

  •
  the title and stated value of such preferred stock;

  •
  the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

  •
  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

  •
  the procedures for any auction and remarketing, if any, for such preferred stock;

  •
  the provisions for a sinking fund, if any, for such preferred stock;

  •
  the provisions for redemption, if applicable, of such preferred stock;

  •
  any listing of such preferred stock on any securities exchange;

  •
  the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

  •
  a discussion of additional material U.S. federal income tax considerations;

  •
  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  in addition to those limitations described below, any other limitations on actual or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Restrictions on Ownership and Transfer

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our preferred stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our preferred stock, subject to certain conditions. Our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

Certain Provisions of Maryland Law and Our Charter and Bylaws

        See "Certain Provisions of Maryland Law and Our Charter and Bylaws."

Transfer Agent and Registrar

        The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred shares depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made herein relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

        The preferred shares depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

        In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

        From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary. See "Restrictions on Ownership and Transfer."

Voting of the Shares of Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The preferred shares depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to a fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Shares of Preferred Stock

        The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

        The preferred shares depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred shares depositary with respect to the related preferred stock.

        Neither we nor the preferred shares depositary will be liable if we or it is prevented from or delayed in, by law or any circumstances beyond our or its control, performing our or its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of shares of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our preferred stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our preferred stock, subject to certain conditions. Our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

DESCRIPTION OF WARRANTS

        We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        Any prospectus supplement relating to warrants will describe, the specific terms of such securities, which may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currencies in which the price or prices of such warrants may be payable;

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  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of material U.S. federal income tax considerations; and

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  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock or our preferred stock, by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock or of our preferred stock, subject to certain conditions. Chad L. Williams, our Chairman and Chief Executive Officer, his family members and certain entities controlled by them are excepted holders under our charter, and none of them are permitted to beneficially or constructively own more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules. Our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

 DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        Any prospectus supplement relating to a series of rights will describe the specific terms of such securities, which may include:

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  the date for determining the stockholders entitled to the rights distribution;

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  the aggregate number of shares common stock purchasable upon exercise of such rights and the exercise price;

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  the aggregate number of rights being issued;

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  the date, if any, on and after which such rights may be transferable separately;

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  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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  a discussion of material U.S. federal income tax considerations; and

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  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

        With certain exceptions, our charter generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock, subject to certain conditions. Chad L. Williams, our Chairman and Chief Executive Officer, his family members and certain entities controlled by them are excepted holders under our charter, and none of them are permitted to beneficially or constructively own more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules. Our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see "Restrictions on Ownership and Transfer."

 CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        The following is a summary of certain provisions of Maryland law and our charter and bylaws.

Our Board of Directors

        Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required under Maryland law nor more than 15 directors. Our charter and bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is duly elected and qualified.

        Pursuant to our bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

        Our bylaws provide that at least a majority of our directors will be "independent," with independence being defined in the manner established by our board of directors and in a manner consistent with listing standards established by the NYSE.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and that our board of directors has the exclusive power to fill vacant directorships. These provisions may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

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  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board of directors in the future alters or repeals this resolution.

        We cannot assure you that our board of directors will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons are entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

        If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. There is no assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

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  a classified board;

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  a two-thirds stockholder vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal is allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and fill vacancies and (3) require, unless called by the chairman of our board of directors, our president or chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendment of Our Charter and Bylaws and Approval of Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by a majority of the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation's charter. Our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of stockholders holding at least a majority of the votes entitled to be cast on the matter (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock, which require a vote of at least two-thirds of the votes entitled to be cast on the matter).

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Stockholders

        Under our bylaws, annual meetings of stockholders are to be held each year at a date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of directors may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

        The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, to the extent we have not already done so, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while serving as a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. With respect to our directors, we are the indemnitor of first resort to the extent that any directors simultaneously are entitled to indemnification from General Atlantic with respect to any of the same matters for which we are obligated to provide indemnification pursuant to our charter and bylaws.

        In addition, upon completion of our IPO, we entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Ownership Limits

        In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code and for strategic reasons, our charter generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock or our preferred stock, by value or by number of shares, whichever is more restrictive, except for certain designated investment entities that may own up to 9.8% of the aggregate of the outstanding shares of our common stock or our preferred stock, subject to certain conditions. Chad L. Williams, his family members and certain entities controlled by them are excepted holders under our charter and none of them are permitted to own more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules. Our charter permits exceptions to be made for stockholders provided our board determines such exceptions will not jeopardize our qualification as a REIT. See "Restrictions on Ownership and Transfer."

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In order for us to qualify as a REIT under the Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of common stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code, and for strategic reasons, our charter generally prohibits:

  •
  any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive;

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  any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 7.5% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive; and

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  as excepted holders, any of Chad L. Williams, his family members and certain entities controlled by them, and any person who is or would be a beneficial owner or constructive owner of shares of our common stock as a result of the beneficial ownership or constructive ownership of shares of our common stock by Chad L. Williams, his family members and certain entities controlled by them, from beneficially or constructively owning more than 19.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, after application of the relevant attribution rules.

        However, certain entities that are defined as designated investment entities in our charter, which generally includes pension funds, mutual funds, and certain investment management companies, are permitted to own up to 9.8% of the aggregate of our outstanding shares of common stock or preferred stock, so long as each beneficial owner of the shares owned by such designated investment entity would satisfy the 7.5% ownership limit if those beneficial owners owned directly their proportionate share of the common stock owned by the designated investment entity. Our board may, in its sole discretion, grant an exemption to the stock ownership limits, subject to such conditions and the receipt by our board of certain representations and undertakings. Our charter permits exceptions to be made for stockholders if our board of directors determines such exceptions will not jeopardize our qualification as a REIT.

        Our charter provides an excepted holder limit that allows Chad L. Williams, his family members and entities owned by or for the benefit of them, and any person who is or would be a beneficial owner or constructive owner of shares of our common stock as a result of the beneficial ownership or constructive ownership of shares of our common stock by Chad L. Williams, his family members and certain entities controlled by them, as a group, to own more than 7.5% of the aggregate of the outstanding shares of our common stock, so long as, under the applicable tax attribution rules, no one such excepted holder treated as an individual would hold more than 19.8% of the aggregate of the outstanding shares of our common stock, no two such excepted holders treated as individuals would own more than 27.3% of the aggregate of the outstanding shares of our common stock, no three such excepted holders treated as individuals would own more than 34.8% of the aggregate of the outstanding shares of our common stock, no four such excepted holders treated as individuals would own more than 42.3% of the aggregate of the outstanding shares of our common stock, and no five such excepted holders treated as individuals would own more than 49.8% of the aggregate of the outstanding shares of our common stock. Currently, Chad L. Williams would be attributed all of the shares of common stock owned by each such other excepted holder and, accordingly, the Williams excepted holders as a group would not be allowed to own in excess of 19.8% of the aggregate of the outstanding shares of our common stock. If at a later time, there were not one excepted holder that would be attributed all of the shares owned by such excepted holders as a group, the excepted holder limit as applied to the Williams group would not permit each such excepted holder to own 19.8% of the aggregate of the outstanding shares of our common stock. Rather, the excepted holder limit as applied to the Williams group would prevent two or more such excepted holders who are treated as individuals under the applicable tax attribution rules from owning a higher percentage of our common stock than the maximum amount of shares that could be owned by any one such excepted holder (19.8%), plus the maximum amount of shares that could be owned by any one or more other individual stockholders who are not excepted holders (7.5%).

        Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning shares of our capital stock that would result in us owning (directly or indirectly) an interest in a tenant if the income derived by us from that tenant for our taxable year during which such determination is being made would reasonably be expected to equal or exceed the lesser of one percent of our gross income or an amount that would cause us to fail to satisfy any of the REIT gross income requirements and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

        Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representation, covenant and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our qualification as a REIT.

        In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Our board of directors, in its sole discretion, may from time to time decrease the ownership limits, provided that no decreased limit will apply to any person whose ownership percentage exceeds such decreased limit until that person's ownership percentage equals or falls below such decreased ownership limit.

        However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

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  rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

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  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's charitable beneficiary.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

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  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

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  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

        The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

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  such shares will be deemed to have been sold on behalf of the charitable trust; and

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  to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

        In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

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  the market price on the date we, or our designee, accept such offer.

        We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

        All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner's beneficial ownership on our qualification as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock, preferred stock, and depositary shares (together with our common stock and preferred stock, the "Stock"), as well as our warrants and rights. For purposes of this section under the heading "Certain U.S. Federal Income Tax Considerations," references to "QTS Realty Trust, Inc." "we," "our," and "us" mean only "QTS Realty Trust, Inc." and not its subsidiaries, except as otherwise indicated, and references to "tenants" are to persons who are treated as lessees of real property for purposes of the REIT requirements including, in general, persons who are referred to as "customers" elsewhere in this prospectus. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department ("Treasury regulations"), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given to you that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for your general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in our Stock, and it does not discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

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  an insurance company;

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  a financial institution, broker, or dealer;

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  a regulated investment company or a REIT;

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  a holder who received our Stock through the exercise of employee stock options or otherwise as compensation;

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  a person holding our Stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment;

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  a person holding our Stock indirectly through other vehicles, such as partnerships, trusts, or other pass-through entities; and

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  except as discussed below, a tax-exempt organization or a foreign investor.

        This summary assumes that investors will hold our Stock as a capital asset, which generally means property held for investment. The federal income tax treatment of holders of our Stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our Stock will depend on the stockholder's particular tax circumstances.

        You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Stock.

Taxation of QTS Realty Trust, Inc.

        We were formed as a Maryland corporation on May 17, 2013, and, with effect as of such date, we elected to be treated as an S corporation for federal income tax purposes. We revoked our tax status as an S corporation effective October 8, 2013. We elected to be treated as a REIT for federal income tax purposes effective for our taxable year ended December 31, 2013 with our federal income tax return on IRS Form 1120-REIT for such year.

        We believe that we are organized and that we have operated in such a manner as to qualify for taxation as a REIT under the Code and we intend to continue to operate in such a manner. We have not sought and will not seek a private letter ruling from the IRS regarding any matter discussed in this section, except for a ruling on certain activities not currently being conducted through the REIT, as described below.

        The law firm of Hogan Lovells US LLP ("Hogan Lovells") has acted as our tax counsel in connection with the registration statement of which this discussion is a part. We have received an opinion of Hogan Lovells to the effect that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT for each of our taxable years beginning with our taxable year ended December 31, 2013, and that our current and proposed method of operation (as described in this prospectus and a letter that we have provided to Hogan Lovells) will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2016 and thereafter. The opinion of Hogan Lovells is based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan Lovells or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Hogan Lovells will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells' opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which tax could be significant in amount) in order for us to maintain our REIT qualification.

Taxation of REITs in General

        Qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot assure you that we have been or will be organized or operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, or that we will meet in the future the requirements for qualification and taxation as a REIT. See "—Failure to Qualify."

        Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our "REIT taxable income" (determined before the deduction for dividends paid and excluding net capital gains) that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at both the corporate and stockholder levels that generally results from an investment in a "C" corporation. A "C corporation" is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the stockholder level upon the distribution of that income. Dividends paid by corporations to U.S. individuals are taxed at a reduced rate of 20%. With limited exceptions, however, dividends received by stockholders from us, or from other entities that are taxed as REITs, other than dividends designated as "capital gain dividends" or "qualified dividend income," are generally taxed at ordinary income rates, which is currently taxed at a maximum rate of 39.6%. However, designated capital gain dividends and dividends designated as "qualified dividend income" that are paid by a REIT are eligible for taxation at the preferential dividend income rates currently available to individual U.S. shareholders. See "Taxation of Holders of Stock—Taxation of Taxable U.S. Stockholders—Distributions Generally."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders of the REIT, subject to special rules for certain items such as the capital gains that we recognize. See "Taxation of Holders of Stock."

        If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains, for any taxable year. A REIT's "REIT taxable income" is the otherwise taxable income of the REIT subject to certain adjustments, including a deduction for dividends paid.

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  We may be subject to the "alternative minimum tax" on our undistributed items of tax preference, if any.

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  If we earn net income from "prohibited transactions," which generally are sales or other dispositions of property, other than foreclosure property, that is included in our inventory or held by us primarily for sale to tenants in the ordinary course of business, we will be subject to a tax at the rate of 100% of such net income. See "—Income Tests—Prohibited Transactions Tax" and "—Income Tests—Income from Foreclosure Property" below.

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  If we have net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. In general, foreclosure property is property acquired by us as a result of having bid in a foreclosure or through other legal means subsequent to a default on a lease of such property or on an indebtedness secured by such property. See "—Income Tests—Income from Foreclosure Property" below.

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  We may elect to retain and pay federal income tax on our net long-term capital gain. To the extent we make a timely designation of such gain to our stockholders, a U.S. stockholder would (a) include its proportionate share of our undistributed long-term capital gain in its income, (b) be deemed to have paid the tax that we paid on such gain, (c) be allowed a credit for its proportionate share of the tax it was deemed to have paid, and (d) increase its basis in our common stock. See "—Taxation of Holders of Stock—Taxation of Taxable U.S. Stockholders—Capital Gain Dividends; Retained Net Capital Gain."

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  If we fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements and our failure to satisfy such test or tests is due to reasonable cause and not due to willful neglect, we will be subject to a tax equal to the product of (a) the gross income attributable to the greater of the amount by which we fail either of the 75% or 95% gross income tests, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the asset tests because we own assets the total value of which exceeds a statutory de minimis standard but the failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets by the highest corporate tax rate applicable to corporations during the periods when such assets would have caused us to fail the relevant asset test.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods less excess distributions from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and retained amounts on which income tax was paid at the corporate level.

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  If we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income or an asset test, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be required to pay a penalty of $50,000 for each such failure.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

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  We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and, effective for our taxable years beginning after December 31, 2015, on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm's-length terms. See "—Effect of Subsidiary Entities—Taxable REIT Subsidiaries."

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  If we acquire any assets from a non-REIT "C" corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the asset in the hands of the C corporation, we would be liable for corporate income tax, at the highest applicable corporate rate, for the "built-in gain" with respect to those assets if we dispose of those assets during the 5-year period beginning on the day the asset was transferred to us by the non-REIT "C" corporation. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT "C" corporation's interest in the partnership. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. The IRS has issued proposed Treasury regulations which would exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code. The proposed Treasury regulations described above will not be effective unless they are issued in their final form, and as of the date of this prospectus it is not possible to determine whether the proposed Treasury regulations will be finalized in their current form or at all.

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  The earnings of any subsidiaries that are subchapter "C" corporations, including any taxable REIT subsidiary, are subject to U.S. federal corporate income tax.

        In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

          (3)   that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

          (4)   that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

          (5)   the beneficial ownership of which is held by 100 or more persons;

          (6)   in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities and as determined by applying certain attribution rules);

          (7)   that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

          (8)   that uses a calendar year for federal income tax purposes; and

          (9)   that meets other applicable tests, described below, including with respect to the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be satisfied during a corporation's initial tax year as a REIT (which, in our case, was 2013). Our charter provides restrictions regarding the ownership and transfers of our Stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding stock of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our Stock. To do so, we must demand written statements each year from the record holders of specified percentages of our Stock in which the record holders are to disclose the actual owners of the Stock, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the Stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end and thereby satisfy this requirement.

        If we fail to satisfy any of the various REIT requirements and could not avail ourselves of any statutory relief provisions, we would not qualify as a REIT. See "—Failure to Qualify."

  Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership or other entity taxable as a partnership for federal income tax purposes, such as the Operating Partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets (subject to special rules relating to the 10% asset test described below) and to earn its proportionate share of the partnership's income for purposes of the asset and gross income tests applicable to REITs, as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities, and items of income in the Operating Partnership will be treated as our assets, liabilities, and items of income for purposes of applying the REIT requirements described below. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in the Operating Partnership."

        We generally have control of the Operating Partnership and the subsidiary partnerships and limited liability companies, and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time for us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief as described below in "—Failure to Qualify."

        Recent legislation may alter who bears the liability in the event any subsidiary partnership is audited and an adjustment is assessed. Congress recently revised the rules applicable to U.S. federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership.

        Qualified REIT Subsidiaries.    If a REIT owns a qualified REIT subsidiary, the separate existence of that subsidiary will be disregarded for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as assets, liabilities and tax items of the REIT itself. Generally, a corporation will qualify as a qualified REIT subsidiary if it owns 100% of its shares and it is not a taxable REIT subsidiary. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Income of a qualified REIT subsidiary will not be subject to federal income tax, although it may be subject to state and local taxation in some states. Our ownership of the voting shares of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets. See "—Asset Tests" and "—Income Tests."

        Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which we directly or indirectly hold Stock, and which has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities (other than certain "straight debt" securities) which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular federal income tax, and state and local income tax where applicable, as a non-REIT "C" corporation. If dividends are paid to us by our taxable REIT subsidiaries, then a portion of the dividends we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See "—Taxation of Holders of Stock—Taxation of Taxable U.S. Stockholders—Qualified Dividend Income." We currently have two taxable REIT subsidiaries: QTS Finance Corporation and Quality Technology Services Holding, LLC. QTS Finance Corporation is a co-issuer of debt of the Operating Partnership and has nominal capital. Quality Technology Services Holding, LLC provides our Cloud and Managed Services, or C3, product, which is a virtual hosting solution offering a private, highly secure, regulatory compliant and scalable IT infrastructure and services to support varied business applications and requirements. Services provided in connection with our C3 product includes a managed network, security, systems and back-up, as well as application monitoring and testing.

        Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. In addition, we will be obligated to pay a 100% penalty tax on some payments we receive or on certain expenses deducted by the taxable REIT subsidiary, and, for tax years beginning after December 31, 2015, on income earned by our taxable REIT subsidiaries for services provided to, or on behalf of, us, if the economic arrangements between us, our tenants, and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Subsidiaries of Quality Technology Services Holding, LLC lease, and in some cases sub-lease, from us space at certain of our facilities where Cloud and Managed Services are provided. If the rent received on those leases from such subsidiaries is above market, the amounts paid to such subsidiaries for the Cloud and Managed Services are below market, or the cost reimbursement arrangements between such subsidiaries and us is not an arms'-length arrangement, we could be subject to the 100% excise tax on a portion of those payments received by us from, or expenses deducted by, such subsidiaries. Our taxable REIT subsidiaries, and any future taxable REIT subsidiaries, may make interest and other payments to us and to third parties in connection with activities related to our data centers. There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct certain interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, or service income imputed to, our taxable REIT subsidiaries.

  Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis.

        At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including:

  (1)
  "rents from real property;"

  (2)
  interest on obligations secured by mortgages on real property or on interests in real property;

  (3)
  gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not treated as inventory property or property held for sale to customers in the ordinary course of business;

  (4)
  dividends or other distributions on, and gain from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other REITs;

  (5)
  abatements and refunds of taxes on real property;

  (6)
  income and gain derived from foreclosure property;

  (7)
  amounts (other than amounts determined in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property an interests in real property);

  (8)
  gain from the sale or disposition of a real estate asset which is not a "prohibited transaction," see "—Prohibited Transactions Tax;" and

  (9)
  certain income derived from the temporary investment of new capital.

        At least 95% of our gross income for each taxable year must be derived from any combination of income qualifying under the 75% test, dividends, interest, and gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

        The following items of income and gain are excluded from the computation of these gross income tests: (1) gross income from "prohibited transactions;" (2) income from, and gain from the sale or disposition of, certain hedging transactions (as discussed below); and (3) certain foreign currency income.

        The IRS has regulatory authority to determine whether any item of income, which is not otherwise described as qualifying income under the 95% and 75% gross income tests, may be treated as qualifying income for purposes of such tests or be excluded therefrom.

        Rents from Real Property.    Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property lease.

  •
  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

  •
  Second, we, or an actual or constructive owner of 10% or more of the value of our Stock, must not actually or constructively own 10% or more of the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space, or (ii) the property is a qualified lodging or qualified health facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor" (as described below) and certain other requirements are met.

  •
  Third, rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

  •
  Fourth, for rents to qualify as rents from real property for purposes of satisfying the gross income tests, we generally must not operate or manage a property or furnish or render services to the tenants at the property, other than through an "independent contractor" who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. To the extent that "impermissible services" are provided by an independent contractor or taxable REIT subsidiary, the cost of the services generally must be borne by the independent contractor or taxable REIT subsidiary. We may provide a minimal amount of "non-customary" services to tenants of our data centers, other than through an independent contractor or taxable REIT subsidiary, but we intend that our income from these services will not exceed 1% of our total gross income from the facility. If the impermissible tenant services income exceeds 1% of our total gross income from a data center, then all of the income from that data center will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total gross income from the data center, the services will not "taint" the other income from the data center (that is, it will not cause the rent paid by tenants of that data center to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. We are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the services.

        A significant portion of the value of our data centers is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, regulation of humidity, security and fire protection, and telecommunications infrastructure. We believe that our structural components are treated as real property for purposes of the REIT gross income tests, and we structure the provision of services in a manner that we believe does not prevent our rental income from qualifying as "rents from real property." However, we cannot provide any assurance that the IRS would agree with these positions.

        We lease, and in some cases sub-lease, space at certain of our facilities to subsidiaries of one of our taxable REIT subsidiaries, Quality Technology Services Holding, LLC. We have structured those leases and currently intend to structure future leases, if any, to qualify as true leases for U.S. federal income tax purposes. However, because we own 100% of the those subsidiaries and do not expect to qualify for the exception described above for rents received from taxable REIT subsidiaries, we expect that all of the rent received from those subsidiaries will not be treated as "rents from real property."

        We currently monitor and we intend to continue to monitor the activities provided at our data centers, and the income that is non-qualifying under the REIT income tests arising from our data centers, and we will not provide services or receive rents from our taxable REIT subsidiaries that will cause us to fail to meet the income tests. As discussed above, we, through our taxable REIT subsidiaries, provide our C3 product. We also provide some managed services and access to third-party service providers at some or all of our data centers. Managed Services include managed network, security, systems and back-up, as well as application monitoring and testing. The following ordinary, necessary, usual and customary services typically are provided in connection with the operation and maintenance of our data center properties. We do not believe that these services constitute personal services rendered to a particular tenant. Our services include:

  •
  utilities, including heat, light, gas, electricity, water, air conditioning, ventilation and other utility services;

  •
  humidity controls through the air supply ducts to maintain the tenant's spaces at all times within a specified humidity range;

  •
  security, including a controlled single point of access to the building that is manned twenty-four hours a day, seven days a week by employees and locked cabinets, cages, or suites accessible as specified by each tenant;

  •
  fire protection services through fire alarms and sprinklers;

  •
  common area maintenance including the cleaning and maintenance of public and common areas, landscaping, and pest control;

  •
  management, operation, maintenance, and repair of the major building systems and components of the data center buildings;

  •
  acceptance of tenant deliveries to a common receiving area when a tenant representative is not present (we typically do not provide move-in or move-out services with respect to the tenants' equipment, except to supervise the set-up and installation to ensure compliance with building codes and uninterrupted operation of the data center);

  •
  parking for tenants and their visitors, including reserved and unreserved parking without the use of attendants;

  •
  telecommunications infrastructure to allow tenants to connect with third-party telecommunications providers; and

  •
  Internet access bandwidth for those tenants that do not prefer to engage a telecommunications carrier separately in connection with their lease of space in the data center.

        Based upon our experience in the markets where the data centers are located, we believe that all access to service providers and services provided to tenants by us (other than through a qualified independent contractor or a taxable REIT subsidiary) either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements. However, we cannot provide any assurance that the IRS would agree with these positions.

        We are in the process of requesting a private letter ruling from the IRS in order to determine whether or not certain revenue derived from the operation of our data centers will qualify as "rents from real property" under Section 856(d). Specifically, we are requesting a ruling regarding providing "interconnection" and "cross-connect" capabilities and that the receipt of revenues with respect to those services will not cause any amounts received from tenants of the data center properties to be treated as other than "rents from real property" under Section 856(d) for purposes of Sections 856(c)(2)(C) and 856(c)(3)(A). No assurance can be given that the IRS will conclude that revenues with respect to either of our "interconnection" or "cross-connect" capabilities should be treated as "rents from real property" under the Code. If the IRS does not conclude that these revenues should be treated as "rents from real property" under the Code, then we will continue to conduct these operations through a taxable REIT subsidiary, and income earned by the taxable REIT subsidiary in connection with these operations will continue to be subject to federal, state and local income tax.

        We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from our taxable REIT subsidiaries or other such corporations to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% income tests.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Generally, we may avail ourselves of the relief provisions if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

  •
  we attach a schedule of the sources of our income to our federal income tax return.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because we intentionally accrue or receive income that is non-qualifying for purposes of the REIT income tests and that exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply and we retain our REIT status, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.

        Income from Foreclosure Property.    If a REIT acquires real property and personal property incident to such real property through a foreclosure or similar process following a default on a lease of such property or a default on indebtedness owed to the REIT that is secured by the property, and if the REIT makes a timely election to treat such property as "foreclosure property" under applicable provisions of the Code, net income (including any foreign currency gain) the REIT realizes from such property generally will be subject to tax at the maximum federal corporate income tax rate, regardless of whether the REIT distributes such income to its stockholders currently. However, such income will nonetheless qualify for purposes of the 75% and 95% gross income tests even if it would not otherwise be qualifying income for such purposes in the absence of the foreclosure property election.

        Interest.    "Interest" generally will be non-qualifying income for purposes of the 75% and 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based upon a fixed percentage or percentages of receipts or sales may still qualify under the 75% and 95% gross income tests. We may receive interest payments from our taxable REIT subsidiaries. These amounts of interest are qualifying income for purposes of the 95% gross income test but not necessarily the 75% gross income test. We do not anticipate that the amounts of interest derived from our taxable REIT subsidiaries would affect our ability to continue to satisfy the 75% gross income test.

        Dividends.    We may receive dividends from our taxable REIT subsidiaries, and we could realize capital gain with respect to our investments in our taxable REIT subsidiaries (either due to distributions received from the taxable REIT subsidiary or upon a disposition of part or all of our interest in a taxable REIT subsidiary). Our share of any dividends received from our taxable REIT subsidiaries or capital gain recognized with respect thereto should qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that the amounts of dividends from our taxable REIT subsidiaries and/or capital gain with respect to our taxable REIT subsidiaries will affect our ability to continue to satisfy the 75% gross income test.

        Hedging Transactions.    From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from "clearly identified" hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets (each such hedge, a "Borrowings Hedge"), will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to our investments (each such hedge, a "Currency Hedge") will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is "clearly identified." Effective for taxable years beginning after December 31, 2015, this exclusion from the 95% and 75% gross income tests also will apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of, and in connection with such extinguishment or disposition we enter into a new "clearly identified" hedging transaction to offset the prior hedging position. In general, for a hedging transaction to be "clearly identified," (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

        Foreign Currency Gains.    "Real estate foreign exchange gain" is excluded from the calculation of the 75% and 95% gross income tests and other "passive foreign exchange gain" is excluded from the calculation of the 95% gross income test. "Real estate foreign exchange gain" means (i) foreign currency gain attributable (without duplication) to (A) an item of income or gain to which the 75% gross income test applies, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property, or (ii) foreign currency gain attributable to a "qualified business unit" or "QBU" of the REIT under Code Section 987, provided the QBU itself satisfies both the 75% gross income test and the 75% asset test described below under "—Asset Tests." "Passive foreign exchange gain" is (without duplication) real estate foreign exchange gain, foreign currency gain attributable to an item of income or gain to which the 95% gross income test applies, foreign currency gain attributable to the acquisition or ownership of obligations, or foreign currency gain attributable to becoming or being the obligor under obligations.

        Temporary Investment Income.    For purposes of the 75% gross income test, temporary investment income generally constitutes qualifying income if such income is earned as a result of investing new capital raised through the issuance of our common stock or certain long-term debt obligations in stock and debt obligations, but only during the one-year period beginning on the date we receive the new capital.

        Failure to Satisfy the Income Tests.    We expect to have gross income from various sources, including the sources described in the preceding paragraphs, that will not constitute qualifying income for purposes of one or both of the gross income tests. Taking into account our sources of non-qualifying income, however, we expect that our aggregate gross income will satisfy the 75% and 95% gross income tests applicable to REITs for each taxable year commencing with our first taxable year as a REIT.

        If we were to fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we were entitled to relief under certain provisions of the Code. These relief provisions generally would be available if our failure to meet such tests were due to reasonable cause and not due to willful neglect, and, following identification of the failure, we filed with the IRS a schedule describing each item of its gross income qualifying under one or more of the gross income tests. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions were inapplicable to a particular set of circumstances involving us we would not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even if these relief provisions were to apply, a tax based on the amount of the relevant REIT's non-qualifying income would be imposed.

        Prohibited Transactions Tax.    Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Partnership or any other subsidiary partnership and taking into account any related foreign currency gains or losses, will be treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends upon all the facts and circumstances with respect to the particular transaction. However, we will not be treated as a dealer in real property for the purpose of the 100% penalty tax if: (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) the aggregate tax basis of property sold during the year is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year; or (d) effective for taxable years beginning after December 31, 2015, the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale; or (e) effective for taxable years beginning after December 31, 2015, the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the 3-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or, effective for taxable years beginning after December 31, 2015, our TRS. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this "safe harbor."

        We hold data centers for investment with a view to long-term appreciation, we engage in the business of acquiring and owning data centers, and we currently intend to make sales of data centers with our investment objectives. However, some of our sales may not satisfy the "safe harbor"

requirements described above and there can be no assurance that the IRS might not contend that one or more of these sales is subject to the 100% penalty tax.

  Asset Tests

        At the close of each calendar quarter, we must satisfy seven tests relating to the nature of our assets.

  (1)
  At least 75% of the value of our total assets must be represented by "real estate assets," cash, cash items, foreign currency that meets certain requirements under the Code, and government securities. Real estate assets include interests in real property, mortgages secured by real estate assets, shares of other REITs (and, effective for tax years beginning after December 31, 2015, debt instruments issued by publicly offered REITs, interests in mortgages on interests in real property and personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as "rents from real property"), and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or certain long-term debt obligations.

  (2)
  Not more than 25% of our total assets may be represented by securities, other than those described in (1) above.

  (3)
  Except for securities described in (1) above and (7) below and securities of taxable REIT subsidiaries or qualified REIT subsidiaries, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

  (4)
  Except for securities described in (1) above and (7) below and securities of taxable REIT subsidiaries or qualified REIT subsidiaries, we may not own more than 10% of any one issuer's outstanding voting securities.

  (5)
  Except for securities described in (1) above and (7) below, securities of taxable REIT subsidiaries or qualified REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

  (6)
  Not more than 25% (20% for tax years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

  (7)
  For taxable years beginning after December 31, 2015, not more than 25% of our total assets may be represented by debt instruments issued by publicly offered REITs that are "nonqualified" debt instruments (e.g., not secured by interests in mortgages on interests in real property and personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as "rents from real property").

        Each of our assets for purposes of these tests includes our allocable share of all assets held by the entities in which we own an interest that are partnerships or disregarded entities for federal income tax purposes, and the subsidiaries of these entities that are partnerships or disregarded entities for federal income tax purposes, and generally do not include the equity interests in these entities. For purposes of the asset tests other than the 10% value test, an allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with the capital interests in that entity. For purposes of the 10% value test, an allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with our proportionate ownership of the equity interests and the other securities issued by that entity, other than certain securities specified in the Code.

        Securities, for purposes of the asset tests, may include debt a REIT holds from other issuers. However, the Code specifically provides that the following types of debt will not be taken into account as securities for purposes of the 10% value test: (1) securities that meet the "straight debt" safe harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Code (other than such agreements with related party tenants); (5) securities issued by other REITs; (6) debt issued by partnerships (other than straight debt or other excluded securities) that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test; (7) any debt not otherwise described in this paragraph that is issued by a partnership, but only to the extent of the REIT's interest as a partner in the partnership; (8) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (9) any other arrangement determined by the IRS.

        Debt will meet the "straight debt" safe harbor if (1) neither the REIT nor any of its controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries in which the REIT directly or indirectly owns more than 50% of the vote or value of the outstanding stock) owns any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer's outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower's discretion or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. Specifically, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield to maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as "straight debt" solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

        We believe that the assets that we hold and intend to hold will satisfy the foregoing asset tests and securities limitations for each relevant calendar quarter. There can be no assurance, however, that the IRS might not contend that the value of any of the securities owned by us on a relevant testing date has resulted in a violation of one or more of the value limitations.

        The Operating Partnership owns 100% of the interests of each of QTS Finance Corporation and Quality Technology Services Holding, LLC. We are considered to own our pro rata share (based on our ownership in the Operating Partnership) of the interests in each of QTS Finance Corporation and Quality Technology Services Holding, LLC equal to our pro-rata ownership of the Operating Partnership because we own interests in the Operating Partnership. Each of QTS Finance Corporation and Quality Technology Services Holding, LLC has elected, together with us, to be treated as our taxable REIT subsidiary. So long as each of QTS Finance Corporation and Quality Technology Services Holding, LLC qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership interest. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our interest in our taxable REIT subsidiaries has not exceeded and will not exceed 25% (20% for tax years beginning after December 31, 2017) of the aggregate value of our gross assets. We intend to limit our ownership of any securities in an issuer that does not qualify as a qualified REIT subsidiary, REIT or a taxable REIT subsidiary so that our ownership of any such securities complies with the 10% voting securities limitation and 10% value limitation. However, we cannot assure you that the IRS will not contend that our assets or our interests in any securities violate the REIT asset requirements.

        After initially meeting the asset tests at the close of any quarter, a REIT will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of its assets (including a change caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by the disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. An example of such an acquisition would be an increase in our interest in the Operating Partnership as a result of the exercise of OP units or an additional capital contribution of proceeds from an offering of Stock by us.

        Furthermore, the failure to satisfy the asset tests can be remedied even after the 30-day cure period. If the total value of the assets that caused a failure of the 5% test, the 10% voting securities test or the 10% value test does not exceed the lesser of 1% of the REIT's assets at the end of the relevant quarter and $10,000,000, a REIT can cure such a failure by disposing of sufficient assets to cure such a violation within six months following the last day of the quarter in which the REIT first identifies the failure of the asset test. For a violation of any of the asset tests attributable to the ownership of assets the total value of which exceeds the amount described in the preceding sentence, a REIT can avoid disqualification as a REIT if the violation is due to reasonable cause and the REIT disposes of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence, pays a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and files a schedule with the IRS that describes the assets that caused us to tax the asset. The applicable Treasury Regulations have yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions.

        We monitor our compliance with the asset tests and intend to take such actions within 30 days after the close of any quarter, to the extent reasonably practicable, as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within such time period, we would cease to qualify as a REIT unless we could avail ourselves of available relief provisions. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which tax could be significant in amount.

  Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  •
  the sum of: (a) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and the REIT's net capital gain, and (b) 90% of our after tax net income, if any, from foreclosure property; minus

  •
  the sum of certain items of non-cash income.

        For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        Dividend distributions generally must be paid in the taxable year to which they relate. Dividends may be paid in the following taxable year in two circumstances. First, dividends may be paid in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. Second, if we declare a dividend in October, November or December of any year with a record date in one of those months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. We currently intend to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Operating Partnership's partnership agreement authorizes us, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

        In order for distributions to be counted toward satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. This requirement does not apply to publicly offered REITs, including us, with respect to distributions made in tax years beginning after 2014.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Stockholders of ours would then increase the adjusted basis of their common stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

        If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We have made and intend to continue to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay taxable dividends in the form of Stock or in-kind distributions of property.

        In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. If we do pay "deficiency dividends," we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends. We currently do not have any plans, however, to pay a portion of our dividends in Stock.

        If we were to recognize "built-in-gain" (as defined below) on the disposition of any assets acquired from a "C" corporation in a transaction in which our basis in the assets was determined by reference to the "C" corporation's basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax it would pay on such gain. "Built-in-gain" is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

  Record-Keeping Requirements

        We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

  Failure to Qualify

        Specified cure provisions may be available to us in the event we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at a rate of 20%, and, subject to limitations of the Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Tax Aspects of Investments in the Operating Partnership

  General

        We hold substantially all of our real estate assets through a single operating partnership that holds pass-through subsidiaries. In general, an entity classified as a partnership (or a disregarded entity) for federal income tax purposes is a "pass-through" entity that is not subject to federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of the entity, and are potentially subject to tax on these items, without regard to whether the partners or members receive a distribution from the entity. Thus, we include in our income our proportionate share of these income items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of the assets held by the Operating Partnership. Consequently, to the extent that we hold an equity interest in the Operating Partnership, the Operating Partnership's assets and operations may affect our ability to qualify as a REIT.

  Entity Classification

        Our investment in the Operating Partnership involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of such partnership. If the IRS were to successfully treat the Operating Partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, the Operating Partnership would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in "Taxation of QTS Realty Trust, Inc.—Taxation of REITs in General—Asset Tests" and

"Taxation of QTS Realty Trust, Inc.—Taxation of REITs in General—Income Tests," and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See "Taxation of QTS Realty Trust, Inc.—Failure to Qualify," above, for a discussion of the effect of our failure to meet these tests for a taxable year, and of the relief provisions. In addition, any change in the status of the Operating Partnership for tax purposes could be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

        A partnership is a "publicly traded partnership" under Section 7704 of the Code if:

  (1)
  interests in the partnership are traded on an established securities market; or

  (2)
  interests in the partnership are readily tradable on a "secondary market" or the "substantial equivalent" of a secondary market.

        We and the Operating Partnership take the reporting position for federal income tax purposes that the Operating Partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of OP units to redeem the units for shares of common stock could cause OP units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market, or on the substantial equivalent of a secondary market, if the partnership qualifies for specified "safe harbors," which are based on the specific facts and circumstances relating to the partnership. We believe that the Operating Partnership will qualify for at least one of these safe harbors at all times in the foreseeable future. The Operating Partnership cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.

        If the Operating Partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of "qualifying income" under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that the Operating Partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to us in order to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause the Operating Partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

  Tax Allocations with Respect to the Properties

        In general, under the Code and the Treasury regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in that partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely made for federal income tax purposes and do not affect other economic or legal arrangements among the partners.

        These general rules may apply to a contribution of property by us to the Operating Partnership. To the extent that the Operating Partnership acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time at which the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may also apply to the contribution by us to the Operating Partnership of the net cash proceeds received in offerings of our Stock. As a result, members, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the Operating Partnership's properties than would be the case if all of the Operating Partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to the Operating Partnership. This could cause us to recognize taxable income in excess of cash flow from the Operating Partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

        While the Operating Partnership uses the "remedial method" under Section 704(c) of the Code with respect to the appreciation that existed with respect to the properties contributed to the Operating Partnership in 2009 (the "2009 Contribution"), we use the "traditional method" under Section 704(c) of the Code with respect to all appreciation with respect to those properties (and all other properties) since the time of the 2009 Contribution. The Operating Partnership uses the "traditional method" with respect to the properties contributed in connection with the formation transactions. As a result of the Operating Partnership's use of the "traditional method" with respect to appreciation since the 2009 Contribution, our tax depreciation deductions attributable to those properties may be lower, and gain on sale of such property may be higher, than they would have been if the Operating Partnership had acquired those properties for cash (or were to use the "remedial method" with respect to appreciation in our properties since the 2009 Contribution). If we receive lower tax depreciation deductions from contributed properties, we would recognize increased taxable income, which could increase the annual distributions that we are required to make under the federal income tax rules applicable to REITs or cause a higher portion of our distributions to be treated as taxable dividend income, instead of a tax-free return of capital or a capital gain. See "Certain U.S. Federal Income Tax Considerations—Taxation of Holders of Stock."

Taxation of Holders of Stock

  Taxation of Taxable U.S. Stockholders

        As used in the remainder of this discussion, the term "U.S. holder" means a beneficial owner of ours that is for federal income tax purposes:

  (1)
  an individual who is a citizen or resident of the United States;

  (2)
  a corporation (or entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, or any state thereof, or the District of Columbia;

  (3)
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  (4)
  a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (ii) it has a valid election in place to be treated as a U.S. person.

        Generally, if an entity or arrangement treated as a partnership for federal income tax purposes holds our Stock, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Stock, you should consult with your tax advisor regarding the tax consequences of the ownership and disposition of our Stock.

        A "non-U.S. holder" is a holder, including any partner in a partnership that holds our Stock that is not a U.S. holder.

        Distributions Generally.    So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or "qualified dividend income" will be taxable to our taxable U.S. holders as ordinary income and will not be eligible for the dividends received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of Stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any preferred stock and then to our common stock.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. holder. This treatment will reduce the adjusted tax basis that each U.S. holder has in its Stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. holder's adjusted tax basis in its Stock will be taxable as capital gains, provided that the Stock has been held as a capital asset, and will be taxable as long-term capital gain if the Stock has been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a holder of record on a specified date in any of these months shall be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.

        Capital Gain Dividends; Retained Net Capital Gain.    We may elect to designate distributions of our net capital gain as "capital gain dividends." Distributions that we properly designate as "capital gain dividends" will be taxable to our taxable U.S. holders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. holder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as capital gain. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, we may designate all or part of our net capital gain as "undistributed capital gain." We will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. holder (a) will include in its income as long-term capital gains its proportionate share of such undistributed capital gain; and (b) will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. holder's tax liability on the undistributed capital gain. A U.S. holder will increase the basis in its Stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately. A U.S. holder will increase the basis in its Stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our E&P will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

  (1)
  a long-term capital gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20%, and to U.S. holders that are corporations at a maximum rate of 35%; or

  (2)
  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

        Designations made by us will be effective only to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of our net capital gain as undistributed capital gain, a U.S. holder will receive an IRS Form 2439 indicating the total amount of undistributed capital gain, the amount of unrecaptured Section 1250 gain, if any, and the tax paid by us on the undistributed capital gain.

        The maximum amount of dividends that we may designate as capital gain and as "qualified dividend income" (discussed below) with respect to any taxable year (effective for distributions in tax years beginning after December 31, 2015) may not exceed the dividends actually paid by us with respect to such year, including dividends paid by us in the succeeding tax year that relate back to the prior tax year for purposes of determining our dividends paid deduction.

        Qualified Dividend Income.    We may designate a portion of our distributions paid to U.S. holders as "qualified dividend income." That portion of a distribution which is properly designated as qualified dividend income is taxable to non-corporate U.S. holders at long-term capital gain rates, provided that the U.S. holder has held the Stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such Stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

  •
  the qualified dividend income received by us during such taxable year from regular corporations (including our taxable REIT subsidiaries);

  •
  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

  •
  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a regular corporation over the federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a regulated investment company), (ii) any of our taxable REIT subsidiaries, or (iii) a "qualified foreign corporation," and (B) specified holding period requirements and other requirements are met. A foreign corporation (generally excluding a "passive foreign investment company") will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the shares of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States.

        If we designate any portion of a dividend as a capital gain dividend or as qualified dividend income, the amount that will be taxable to the U.S. holder as capital gain or as qualified dividend income will be indicated to U.S. holders on IRS Form 1099-DIV.

        Distributions to Holders of Depositary Shares.    U.S. holders of depositary shares will be treated for federal income tax purposes as if they were owners of the underlying preferred stock represented by such depositary shares. Accordingly, such U.S. holders will be entitled to take into account, for federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of underlying preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred stock in exchange for depositary receipts, (ii) the tax basis of each share of the underlying preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for the underlying preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

        Dispositions of Stock.    In general, a U.S. holder will realize gain or loss upon the sale, redemption, or other taxable disposition of our Stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the U.S. holder's adjusted tax basis in the Stock at the time of the disposition. In general, a U.S. holder's tax basis will equal the U.S. holder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above), less tax deemed paid on it, and reduced by returns of capital. In general, capital gains recognized by U.S. holders taxed at individual rates upon the sale or disposition of our Stock will be subject to a maximum federal income tax rate of 20% if the Stock is held for more than 12 months, and will be taxed at ordinary income rates of up to 39.6% if the Stock is held for 12 months or less. Gains recognized by U.S. holders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. holder upon the disposition of Stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of Stock by a U.S. holder who has held the Stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. holder as long-term capital gain.

        If a U.S. holder recognizes a loss upon a subsequent sale or other disposition of our Stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written broadly and apply to transactions that would not typically be considered tax shelters. In addition significant penalties are imposed by the Code for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our Stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our Stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any "passive losses" against income or gain relating to our Stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Medicare Tax.    The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. holders that are individuals, estates, and trusts pay a 3.8% tax on "net investment income," which includes, among other things, dividends on and gains from the sale or other disposition of Stock to the extent the U.S. holder's adjusted gross income exceeds certain thresholds. Prospective investors should consult their own tax advisors regarding this potential impact of this tax on their individual circumstances.

        Legislation Relating To Foreign Accounts.    The Foreign Account Tax Compliance Act ("FATCA"), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Prospective investors are advised to consult their own tax advisors regarding this legislation. See "—Information Reporting and Backup Withholding Tax Applicable to Holders—U.S. Stockholders—Legislation Relating To Foreign Accounts."

        Redemption of Preferred Stock and Depositary Shares.    Whenever we redeem any preferred stock or depositary shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred stock or depositary shares to a holder of such shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred stock or depositary shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder's adjusted tax basis in the shares redeemed (provided the preferred stock are held as a capital asset) if such redemption (i) is "not essentially equivalent to a dividend" with respect to the holder of the preferred stock under Section 302(b)(1) of the Code, (ii) is a "substantially disproportionate" redemption with respect to the stockholder under Section 302(b)(2) of the Code, or (iii) results in a "complete termination" of the holder's interest in all classes of our Stock under Section 302(b)(3) of the Code. In applying these tests, there must be taken into account not only any series or class of the Stock being redeemed, but also such holder's ownership of other classes of our Stock and any options (including share purchase rights) to acquire any of the foregoing. The holder of our preferred stock or depositary shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

        If the holder of preferred stock or depositary shares owns (actually or constructively) none of our voting stock, or owns an insubstantial amount of our voting stock, based upon current law, it is probable that the redemption of preferred stock from such a holder would be considered to be "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a holder of our preferred stock or depositary shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

        Satisfaction of the "substantially disproportionate" and "complete termination" exceptions are dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a holder of preferred stock or depositary shares will be "substantially disproportionate" if the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately following the redemption of stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the stockholder immediately before the redemption, and immediately following the redemption the stockholder actually and constructively owns less than 50% of our total combined voting power. Because our preferred stock and depositary shares are nonvoting stock, a stockholder would have to reduce such holder's holdings (if any) in our classes of voting stock to satisfy this test.

        If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred stock or depositary shares will be treated as a distribution on our Stock as described under "Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally." If the redemption of a holder's preferred stock or depositary shares is taxed as a dividend, the adjusted basis of such holder's redeemed shares will be transferred to any other Stock held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

        With respect to a redemption of our preferred stock or depositary shares that is treated as a distribution with respect to our Stock, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred stock or depositary shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred stock or depositary shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized. If a redemption of shares is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Disposition of our Stock."

        Conversion of Preferred Stock into Common Stock.    Except as provided below, a U.S. Holder generally will not recognize gain or loss upon the conversion of our preferred stock into our common stock. Except as provided below, a U.S. Holder's basis and holding period in the common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution on our shares as described above in "—Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally." Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year. See "—Taxation of U.S. Stockholders—Dispositions of Stock." U.S. holders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of preferred stock for cash or other property.

  Taxation of Non-U.S. Stockholders

        The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our Stock applicable to non-U.S. holders of our Stock. The discussion is based on current law and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

        Distributions Generally.    As described in the discussion below, distributions paid by us with respect to our Stock will be treated for federal income tax purposes as:

  •
  ordinary dividends;

  •
  return of capital distributions; or

  •
  long-term capital gain.

        This discussion assumes that each class of Stock will be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") provisions described below. If any class of Stock is not regularly traded on an established securities market, the tax considerations relevant to that class of Stock described below would materially differ.

        Ordinary Income Dividends.    Subject to the discussion below, distributions by us to a non-U.S. holder generally will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits and:

  •
  are not attributable to our net capital gain, or

  •
  the distribution is attributable to our net capital gain from the sale of "U.S. real property interests," or USRPIs, and the non-U.S. holder owns 10% or less of the value of the class of our Stock in respect of which the distributions are made at all times during the one-year period ending on the date of distribution.

        We generally expect to withhold U.S. income tax at the rate of 30% on any distribution (including distributions that may later be determined to have been made in excess of current and accumulated E&P) made to a non-U.S. holder unless:

  •
  a lower treaty rate applies and the non-U.S. holder files an Internal Revenue Service Form W-8BEN with us evidencing eligibility for that reduced rate is filed with us;

  •
  the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business; or

  •
  the non-U.S. holder is a foreign sovereign or controlled entity of a foreign sovereign and also provides an IRS Form W-8EXP claiming an exemption from withholding under section 892 of the Code.

        Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its Stock will reduce the non-U.S. holder's adjusted basis in its Stock and will not be subject to federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its Stock will be treated as gain from the sale of its Stock, the tax treatment of which is described below. See "—Dispositions of Stock."

        We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. holder's U.S. tax liability with respect to the distribution is less than the amount withheld.

        Capital Gain Dividends.    A distribution paid by us to a non-U.S. holder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated E&P and:

  •
  the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

  •
  the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. holder owns more than 10% of the value of the class of our Stock in respect of which the distributions are made at any point during the one year period ending on the date of distribution.

        Distributions to non-U.S. holders that are designated by us at the time of distribution as capital gain dividends generally should not be subject to federal income taxation, unless:

  •
  the investment in our Stock is effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder will be subject to tax on a net basis in a manner similar to the taxation of U.S. holders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30% branch profits tax; or

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and either has a "tax home" in the United States or with respect to whom certain other conditions exist, in which case such nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. holder that owns more than 10% of the value of the class of our Stock in respect of which the distributions are made at any time during the taxable year during the one year period ending on the date on which the distribution is paid will be subject to tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend. Such distributions may be subject to a 30% branch profits tax.

        With respect to a non-U.S. holder receiving a distribution that is treated as a capital gain dividend or could be treated as a capital gain dividend, we will withhold and remit to the IRS 35% of any distribution to that non-U.S. holders that is either designated as a capital gain dividend, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gain to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. holder's federal income tax liability or refundable when the non-U.S. holder properly and timely files a tax return with the IRS. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our Stock. Furthermore, distributions to "qualified foreign pension funds" (as defined in the Code) or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

        It is not entirely clear whether distributions that are (i) otherwise treated as capital gain dividends, (ii) not attributable to the disposition of a U.S. real property interest, and (iii) paid to non-U.S. holders who own less than 10% of the value of the class of our Stock in respect of which the distributions are made at all times during the relevant taxable year, will be treated as (a) long-term capital gain to such non-U.S. holders or as (b) ordinary dividends taxable in the manner described above. If we were to pay a capital gain dividend described in the prior sentence, non-U.S. holders should consult their tax advisers regarding the taxation of such distribution in their particular circumstances.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the Stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting therefrom, an amount equal to its proportionate share of the tax paid by us on such undistributed capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us were to exceed its actual United States federal income tax liability, and the non-U.S holder timely files an appropriate claim for refunds.

        Dispositions of Stock.    Unless our Stock constitutes a USRPI, a sale of our Stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Generally, subject to the discussion below regarding dispositions by "qualified shareholders" and "qualified foreign pension funds," with respect to any particular stockholder, our Stock will constitute a USRPI only if each of the following three statements is true:

  •
  50% or more of all of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor;

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  We are not a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are and will remain a domestically controlled qualified investment entity and, therefore, that the sale of our Stock by a non-U.S. holder would not be subject to taxation under FIRPTA. Because our Class A common stock is publicly traded, however, we cannot guarantee that we will continue to be a domestically controlled qualified investment entity; and

  •
  Either (1) the class of our Stock which is sold or exchanged is not "regularly traded," as defined by applicable Treasury regulations, on an "established securities market" in the U.S., or (2) the class of our Stock which is sold or exchanged is "regularly traded" on an "established securities market" in the U.S. and the selling non-U.S. holder has held over 10% of the value of that class of our Stock at any time during the shorter of the period during which the non-U.S. holder held to that class of Stock or the five-year period ending on the date of the sale or exchange.

        In addition, dispositions of our Stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our Stock. An actual or deemed disposition of our Stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our Stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

        Specific wash sales rules applicable to sales of stock in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our Stock even if we are a domestically controlled qualified investment entity. These rules would apply if a non-U.S. holder (1) disposes of our Stock within a 30-day period preceding the ex-dividend date of a distribution which distribution is to be made with respect to the Stock, any portion of which, but for the disposition, would have been taxable to such non-U.S. holder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, substantially identical stock during the 61-day period that begins 30 days prior to the ex-dividend date described in (1) above, and (3) if the class of our Stock which is sold or exchanged is "regularly traded" on an "established securities market" in the U.S. and such non-U.S. holder has owned more than 10% of that class of our Stock at any time during the one-year period ending on the date of the distribution described in (1) above.

        If gain on the sale of our Stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and, if our Stock were not "regularly traded" on an established securities market, the purchaser of the stock generally would be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our Stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder if: (1) the non-U.S. holder's investment in our Stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Taxation of U.S. Tax-Exempt Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). Provided that (1) a tax-exempt holder has not held our Stock as "debt financed property" within the meaning of the Code

(i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt holder), and (2) our Stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our Stock should not give rise to UBTI to a tax-exempt holder.

        Tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust that owns more than 10% (by value) of interests in us could be required to treat a percentage of the dividends from us as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% (by value) of interests in us, or (2) a group of pension trusts, each individually holding more than 10% of the value of our Stock, collectively owns more than 50% (by value) of interests in us. Certain restrictions on ownership and transfer of our Stock should generally prevent a tax-exempt entity from owning more than 10% (by value) of interests in us, or our becoming a pension-held REIT.

        U.S. tax-exempt holders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our Stock.

Information Reporting and Backup Withholding Tax Applicable to Stockholders

        U.S. Stockholders—Generally.    In general, information-reporting requirements will apply to payments of distributions on our Stock and payments of the proceeds of the sale of our Stock to some U.S. holders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments (currently at the rate of 28%) if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  (2)
  the IRS notifies the payer that the TIN furnished by the payee is incorrect;

  (3)
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

  (4)
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

        Some holders of our Stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

        U.S. Stockholders—Legislation Relating to Foreign Accounts.    Under FATCA, certain future payments made to "foreign financial institutions" and "non-financial foreign entities" may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Stock. See "—Non-U.S. Stockholders—Withholding on Payments to Certain Foreign Entities" below.

        Non-U.S. Stockholders—Generally.    Generally, information reporting will apply to payments of distributions on our Stock, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a United States person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our Stock to or through the United States office of a United States or foreign broker will not generally be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. holder's foreign status or has no actual knowledge to the contrary.

        Generally, non-U.S. holders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. holder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury regulations varies depending on the non-U.S. holder's particular circumstances, non-U.S. holders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

        Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. stockholder's federal income tax liability if certain required information is furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

        Non-U.S. Stockholders—Withholding on Payments to Certain Foreign Entities.    FATCA imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

        The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Under delayed effective dates provided for in the regulations and subsequent guidance, the required withholding began July 1, 2014 with respect to dividends on our Stock, but will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our Stock.

        If withholding is required under FATCA on a payment related to our Stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Holders of Warrants and Rights

        Holders will not generally recognize gain or loss upon the exercise of a warrant. A holder's basis in the preferred stock, depositary shares representing preferred stock or common stock, as the case may be, received upon the exercise of the warrant will be equal to the sum of the holder's adjusted tax basis in the warrant and the exercise price paid. A holder's holding period in the preferred stock, depositary shares representing preferred stock or common stock, as the case may be, received upon the exercise of the warrant will not include the period during which the warrant was held by the holder. Upon the expiration of a warrant, a holder will recognize a capital loss in an amount equal to his or her adjusted tax basis in the warrant. Upon the sale or exchange of a warrant to a person other than us, a holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and the holder's adjusted tax basis in the warrant. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the warrant was held for more than one year. Upon the sale of the warrant to us, the IRS may argue that a holder should recognize ordinary income on the sale. Prospective investors should consult their tax advisors as to the consequences of a sale of a warrant to us.

        In the event of a rights offering, the tax consequences of the receipt, expiration, and exercise of the rights we issue will be addressed in detail in a prospectus supplement. Prospective investors should review the applicable prospectus supplement in connection with the ownership of any rights, and consult their own tax advisors as to the consequences of investing in the rights.

Treatment of Depositary Shares

        Owners of depositary shares will be treated for U.S. federal income tax purposes as if they are owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchange owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Other Tax Considerations

  Legislative or Other Actions Affecting REITs

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our Stock. Several REIT rules were recently amended under the Protecting Americans from Tax Hikes Act of 2015 (the "PATH Act"), which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the PATH Act in their particular circumstances.

  State, Local and Foreign Taxes

        We and our subsidiaries and the holders of our Stock may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We own data centers located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and holders of our Stock may not conform to the federal income tax treatment discussed above. We will pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our Stock.

  Tax Shelter Reporting

        If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

BOOK-ENTRY SECURITIES

        We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

 PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Our securities, including Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Our shares of Class A common stock are listed on the NYSE under the symbol "QTS." Any securities that we issue, other than our Class A common stock, will be new issues of securities and, except with respect to our Class A common stock, will have no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

        In addition, selling stockholders with registration rights may use this prospectus in connection with resales of our Class A common stock. See "Description of Common Stock—Registration Rights" in this prospectus. The applicable prospectus supplement will identify the selling stockholders, their beneficial ownership of our Class A common stock, the shares of Class A common stock that the selling stockholders intend to sell and any material relationships between us and the selling stockholders. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the Class A common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, any such selling stockholders will receive all the proceeds from the resale of our Class A common stock. We will not receive any proceeds from the resale by the selling stockholders of Class A common stock. Unless otherwise set forth in a prospectus supplement, the selling stockholders will pay all underwriting discounts, commissions and agent's commissions, if any.

LEGAL MATTERS

        The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

        The consolidated financial statements of QTS Realty Trust, Inc. and subsidiaries as well as those of QualityTech, LP and subsidiaries as appearing in QTS Realty Trust, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015 including schedules appearing therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Carpathia Acquisition, Inc. and subsidiaries as of December 31, 2014 and for the year then ended appearing in the Company's Current Report on Form 8-K dated June 1, 2015 have been audited by RSM US LLP, formerly known as McGladrey LLP, independent auditor, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

        Our website address is www.qtsdatacenters.com . We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or any applicable prospectus supplement.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our company and the securities to be registered, we refer you to the registration statement, including the exhibits, schedules and information incorporated by reference into the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to or incorporated by reference into the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, and other documents that we file with the SEC, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. In addition, our SEC filings also are available electronically to the public on the SEC's website at www.sec.gov.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  the portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2016 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Current Reports on Form 8-K filed on June 1, 2015 and March 28, 2016; and

  •
  the description of our Class A common stock included in our Registration Statement on Form 8-A filed on October 1, 2013, and all reports filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You may obtain copies of the documents we incorporate by reference, at no cost, upon written or oral request, by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing or by telephone at:

QTS Realty Trust, Inc.
12851 Foster Street
Overland Park, KS 66213
(913) 814-9988
Attn: Investor Relations

2,750,000 Shares

QTS REALTY TRUST, INC.

6.50% Series B Cumulative Convertible Perpetual Preferred Stock

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities
Jefferies
Morgan Stanley

June 20, 2018